EXHIBIT 10.24
PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

by and between

WESTCOR REALTY LIMITED PARTNERSHIP,
THE MACERICH PARTNERSHIP, L.P., and
MACERICH SCG LIMITED PARTNERSHIP,
on the one hand (collectively, “Seller”)

and

RPI ACQUISITION, LLC,
on the other (“Buyer”)

Chesterfield Towne Center (Richmond, VA)
The Centre at Salisbury (Salisbury, MD)

October 18, 2013

TABLE OF CONTENTS
Page

1.	AGREEMENT TO SELL AND BUY THE PROPERTY 2

1.1	Interests 2

1.2	Land 2

1.3	Salisbury Ground Lease 2

2.	THE PURCHASE PRICE AND DEPOSIT 2

2.1	Deposit 3

2.2	Existing Financing 4

2.3	Balance of Purchase Price 4

3.	TITLE AND SURVEY 5

3.1	PTR and Surveys 5

3.2	Disapproved Exceptions; Permitted Exceptions 5

3.3	Unresolved Exceptions 6

4.	INSPECTION; DUE DILIGENCE MATERIALS 6

4.1	Inspection 6

4.2	Due Diligence Materials 6

4.3	Seller’s Confidential Materials 9

4.4	Contracts 10

4.5	Due Diligence Termination 10

5.	LENDER CONSENT TO Loan Assumptions 10

5.1	Application for Lender Consents 10

5.2	Prompt Submittal 10

5.3	Assumption Fees 11

5.4	Assumption Documents 11

5.5	Release of Guaranties and Indemnities 11

5.6	Failure of Consent for One Transaction 11

5.7	Failure of Consent for Both Transactions 12

6.	CONFIDENTIALITY 12

6.1	Buyer Confidentiality Covenant 12

6.2	Seller Confidentiality Covenant 12

6.3	Acknowledgment of Buyer and Seller regarding Confidentiality 13

6.4	Press Releases 13

7.	REPRESENTATIONS AND WARRANTIES OF SELLER 13

1

7.1	Seller’s Representations 13

7.2	Actual Knowledge 21

7.3	Breach of Representations and Warranties 21

7.4	Survival 22

8.	REPRESENTATIONS AND WARRANTIES OF BUYER 22

8.1	Authority 22

8.2	Due Execution 22

8.3	Due Diligence Approvals 22

8.4	Interests Not Registered Security 23

8.5	Holding for Investment; Interests Not Obligated to Register Security 23

8.6	NO OTHER REPRESENTATIONS; PURCHASE AS-IS; WAIVER AND RELEASE 23

8.7	OFAC 25

9.	CONDITIONS PRECEDENT TO CLOSING 25

9.1	Buyer’s Conditions Precedent 25

9.2	Seller’s Conditions Precedent 28

10.	COVENANTS OF SELLER 28

10.1	No Transfers; Non-Solicitation 28

10.2	Leasing 28

10.3	Contracts and Operating Agreements 29

10.4	Loans 30

10.5	Insurance 30

10.6	Operations 30

10.7	Entities 30

10.8	Ongoing Deliveries 30

11.	CLOSING DELIVERIES 30

11.1	Seller’s Closing Deliverables 31

11.2	Buyer’s Closing Deliverables 33

12.	PRORATIONS, ADJUSTMENTS; POST-CLOSING INDEMNITIES 33

12.1	Proration Method 33

12.2	Post-Closing Indemnities 34

12.3	Survival 34

13.	CLOSING 34

13.1	Closing Date 34

14.	ESCROW 34

14.1	Instructions 34

14.2	Authorization to Close 35

14.3	Close of Escrow 35

14.4	Real Estate Reporting Person 35

15.	CLOSING COSTS 36

15.1	Seller’s Closing Costs 36

15.2	Buyer’s Closing Costs 36

15.3	Cancellation Fees 37

16.	BROKER’S COMMISSION 37

16.1	Buyer Representation 37

16.2	Seller Representation 37

16.3	Survival 37

17.	RISK OF LOSS; TAKING 37

17.1	Material Damage 37

17.2	Material Condemnation 38

17.3	Non-Material Damage or Condemnation 38

17.4	Material Defined 39

17.5	Notification 39

18.	DEFAULT 39

18.1	Seller Default 39

18.2	Buyer Default 40

18.3	Liquidated Damages 40

19.	MISCELLANEOUS 40

19.1	Authority 40

19.2	Entire Agreement 40

19.3	Time of Essence 41

19.4	Notices 41

19.5	Further Assurances 42

19.6	Construction and Interpretation; No Waivers; Amendment 43

19.7	Successors and Assigns 43

19.8	Exhibits 43

19.9	Relationship 43

19.10	No Recordation 44

19.11	No Third Party Beneficiaries 44

19.12	Limitation of Liability 44

19.13	1031 Exchange 44

19.14	Governing Law 45

19.15	Joint and Several Liability 45

19.16	Counterparts 45

19.17	Publicity 46

19.18	SEC Filings 46

19.19	Rule 3-14 Audit and SEC Filing Requirements 46

EXHIBIT A-1	LEGAL DESCRIPTION OF PROPERTY (CHESTERFIELD MALL)

EXHIBIT A-2	LEGAL DESCRIPTION OF PROPERTY (SALISBURY MALL)

EXHIBIT B-1	SCHEDULE OF LEASES (CHESTERFIELD MALL)

EXHIBIT B-2	SCHEDULE OF LEASES (SALISBURY MALL)

EXHIBIT B-3	SCHEDULE OF LICENSES (CHESTERFIELD MALL)

EXHIBIT B-4	SCHEDULE OF LICENSES (SALISBURY MALL)

EXHIBIT C	FORM OF BARGAIN AND SALE DEED

EXHIBIT D	FORM OF ASSIGNMENT OF SALISBURY GROUND LEASE

EXHIBIT E	FORM OF ASSIGNMENT OF MEMBERSHIP INTERESTS (CHESTERFIELD INTEREST)

EXHIBIT F	FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST (SALISBURY INTEREST)

EXHIBIT G	FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST (SALISBURY B INTEREST)

EXHIBIT H	CERTIFICATION OF NON-FOREIGN STATUS

EXHIBIT I	SCHEDULE OF DISCLOSURES

EXHIBIT J	FORM OF TENANT ESTOPPEL CERTIFICATE

EXHIBIT K	FORM OF SELLER ESTOPPEL CERTIFICATE

EXHIBIT L	PRORATION METHOD

EXHIBIT M	SELLER OWNERSHIP STRUCTURE

EXHIBIT N	FORM OF SELLER’S CERTIFICATE

EXHIBIT O	RENT ROLL

EXHIBIT P	SCHEDULE OF MATERIAL AGREEMENTS

EXHIBIT Q	PURCHASE PRICE ALLOCATION

EXHIBIT R	SCHEDULE OF LOAN DOCUMENTS

EXHIBIT S	SCHEDULE OF OPERATING AGREEMENTS

EXHIBIT T	FUNDS HELD BY LENDERS

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is entered into as of October 18, 2013 (the “Execution Date”), by and between WESTCOR REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (“WRLP”), THE MACERICH PARTNERSHIP, L.P., a Delaware limited partnership (“MPLP”), MACERICH SCG LIMITED PARTNERSHIP, a California limited partnership (“Salisbury Ground Seller” together with WRLP and MPLP, each a “Seller,” and collectively, “Seller”) and RPI ACQUISITION, LLC, a Delaware limited liability company (“Buyer”).
RECITALS
A.    WRLP is the sole owner and member in Macerich Chesterfield Holdings LLC, a Delaware limited liability company (“Chesterfield Holdings”), which is the sole owner and member in Macerich Chesterfield LLC, a Delaware limited liability company (“Chesterfield Owner”), which owns a shopping center located in the City of Richmond, State of Virginia, commonly known as Chesterfield Towne Center and Towne Center Plaza, located on the land more particularly described on Exhibit A-1 hereto (“Chesterfield Mall”). Through its ownership of the membership interest in Chesterfield Holdings (the “Chesterfield Interest”), WRLP indirectly owns all of the beneficial interest in Chesterfield Mall. WRLP desires to sell, assign and convey to Buyer, and Buyer desires to purchase from WRLP, all of WRLP’s right, title and interest in and to the Chesterfield Interest pursuant to and subject to the terms and conditions of this Agreement.
B.    Salisbury Ground Seller is the owner of certain land located in the City of Salisbury, County of Wicomico, State of Maryland as more particularly described on Exhibit A-2 hereto (the “Salisbury Land”), which is improved with a shopping center commonly known as The Centre at Salisbury (“Salisbury Mall”). Salisbury Ground Seller ground leases Salisbury Mall to Macerich Salisbury GL LLC, a Delaware limited liability company (“Salisbury Ground Lessee”). Salisbury Ground Seller desires to sell, assign and convey to Buyer, and Buyer desires to purchase from Salisbury Ground Seller, all of Salisbury Ground Seller’s right, title and interest in and to the Salisbury Land, the Salisbury Mall and the Salisbury Ground Lease, subject to the terms and conditions of this Agreement.
C.    Salisbury Ground Lessee ground leases Salisbury Mall from Salisbury Ground Seller. WRLP is the sole owner and member in Salisbury Ground Lessee (such membership interest, the “Salisbury Interest”). Through its ownership of the Salisbury Interest, WRLP indirectly owns a 100% beneficial interest in Salisbury Mall. WRLP desires to sell, assign and convey to Buyer, and Buyer desires to purchase from WRLP, all of WRLP’s right, title and interest in and to the Salisbury Interest, subject to the terms and conditions of this Agreement.

D.    Macerich Salisbury B LLC, a Delaware limited liability company (“Salisbury Borrower”) is the borrower of the Salisbury Loan (hereinafter defined). Salisbury Ground Seller and Salisbury Ground Lessee are guarantors of the Salisbury Loan, and such guarantee is secured by the Salisbury Ground Seller’s and Salisbury Ground Lessee’s respective interests in the Salisbury Mall and the Salisbury Ground Lease. MPLP is the sole owner and equity member of Salisbury Borrower (such membership interest, the “Salisbury B Interest”). MPLP desires to sell, assign and convey to Buyer, and Buyer desires to purchase from MPLP, all of MPLP’s right, title and interest in and to the Salisbury B Interest, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby the parties hereto agree as follows:

1.	AGREEMENT TO SELL AND BUY THE PROPERTY.
Seller hereby agrees to sell, assign and convey to Buyer, and Buyer hereby agrees to purchase from Seller, all of Seller’s right, title and interest in and to the following:
1.1    Interests. The Chesterfield Interest, the Salisbury Interest and the Salisbury B Interest;
1.2    Land. The Salisbury Land; and
1.3    Salisbury Ground Lease. That certain ground lease, dated as of April 19, 2006, between Salisbury Ground Seller, as lessor, and Salisbury Ground Lessee, as lessee (as amended, the “Salisbury Ground Lease”).
The Chesterfield Interest, the Salisbury Interest, the Salisbury B Interest, the Salisbury Land and the Salisbury Ground Lease shall be collectively referred to herein as, the “Interests”. Chesterfield Mall and Salisbury Mall shall be collectively referred to as the “Property” and each an “Individual Property”. Chesterfield Owner and Salisbury Ground Lessee shall be collectively referred to as the “Owners” and each an “Owner”. The purchase and sale of the Chesterfield Interest shall be referred to as the “Chesterfield Transaction.” The purchase and sale of the Salisbury Interest, the Salisbury B Interest and the Salisbury Land shall be referred to as the “Salisbury Transaction.” The Chesterfield Transaction and the Salisbury Transaction shall be collectively referred to as the “Transactions” and each a “Transaction.”

2.	THE PURCHASE PRICE AND DEPOSIT.
The aggregate purchase price for the Interests is Two Hundred Ninety-Two Million Five Hundred Thousand and 00/100 Dollars ($292,500,000.00) (the “Purchase Price”), which purchase price is allocated between the Individual Properties as shown on Exhibit Q hereto. The Purchase Price shall be paid to Seller by Buyer as follows:

2.1    Deposit.
2.1.1    Deposit into Escrow. Within two Business Days (hereinafter defined) after the execution and delivery of this Agreement by Seller, Buyer and Escrow Company (hereinafter defined), Buyer shall deliver to Commonwealth Land Title Insurance Company, 888 South Figueroa Street, Suite 2100, Los Angeles, California 90017, Attn: Mai-Ly Marsh (“Escrow Company”) a deposit in the amount of Three Million and 00/100 Dollars ($3,000,000.00) (the “Deposit”), which Deposit shall be in the form of a wire transfer of immediately available funds to be held by the Escrow Company in accordance with the terms and conditions of this Agreement. As used herein, “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or New York are authorized or obligated by law to be closed.
2.1.2    Failure to Deposit. If Buyer fails to timely deposit with the Escrow Company the Deposit when and as due, then Seller may, at its sole election, but as its sole remedy, terminate this Agreement by written notice to Buyer and the Escrow Company, in which event any portion of the Deposit theretofore deposited by Buyer shall be returned to Buyer in accordance with Section 2.1.4, and thereafter this Agreement shall be terminated, all without liability of the parties to each other thereafter (except pursuant to provisions hereof which expressly survive such termination).
2.1.3    Investment of Deposit. The Deposit shall be invested in such interest bearing instruments or accounts as Buyer shall designate. As used herein, the “Deposit” means the Deposit, plus any interest actually earned on such amount from and after the date of deposit thereof with the Escrow Company.
2.1.4    Application of Deposit Against Purchase Price; Release of Deposit to Buyer. If the purchase and sale of the Interests is consummated as contemplated herein, the Deposit shall be credited through the escrow against the Purchase Price. The Deposit shall be immediately refunded to Buyer if the purchase and sale of the Interests is not consummated because of a termination of this Agreement by Buyer as permitted by Section 18.1.1 hereof as a result of a default under this Agreement on the part of Seller. The Deposit, less one-half of any Assumption Fees then incurred (to the extent not already paid by Buyer), if any, shall be immediately refunded to Buyer if the purchase and sale of the Interests is not consummated because of (i) a timely termination of this Agreement by Buyer as permitted by, and in accordance with Sections 3, 4, or 17, as applicable, (ii) a termination of this Agreement by Buyer as permitted by Section 9.1 hereof as a result of a failure of a Buyer’s Condition Precedent, (iii) a termination of this Agreement by Seller as permitted by Section 2.1.2 or Section 9.2 hereof as a result of a failure of a Seller’s Condition Precedent, or (iv) a termination of this Agreement by Buyer or Seller as permitted by Section 5.6.
2.1.5    Deposit Non-Refundable. If Buyer does not terminate (or is not deemed to have terminated) this Agreement on or before the expiration of the Due Diligence

Period in accordance with Section 4.5, then the Deposit shall become fully non-refundable to Buyer except as otherwise provided for herein.
2.2    Existing Financing. Buyer shall pay a portion of the Purchase Price by acquiring the interests in Chesterfield Mall and Salisbury Mall subject to the existing financing encumbering the Individual Properties as follows:
2.2.1    Salisbury Loan. Salisbury Mall is currently encumbered by security instruments securing the Salisbury Loan (as defined below), as described on Exhibit R attached hereto and Buyer agrees that it shall acquire its indirect interest in Salisbury Mall subject to such security instruments. Buyer shall pay a portion of the Purchase Price by taking subject to the existing financing between Salisbury Borrower and EuroHypo AG, New York Branch (“Salisbury Lender”) secured by a guarantee secured by the Individual Property relating to Salisbury Mall (the “Salisbury Loan”), in the principal amount of $115,000,000, including the assumption of a separate partial payment guarantee of approximately $3,470,000 by a credit-worthy Affiliate of Buyer, and by acquiring from MPLP the Salisbury B Interest (the “Salisbury Assumption”).
2.2.2    Chesterfield Loan. Chesterfield Mall is currently encumbered by security instruments securing the Chesterfield Loan (as defined below) as described on Exhibit R attached hereto, and Buyer agrees that it shall acquire its indirect interest in Chesterfield Mall subject to such security instruments. Buyer shall pay a portion of the Purchase Price by taking subject to the existing financing between Chesterfield Owner and The Royal Bank of Scotland PLC (“Chesterfield Lender”) encumbering the Individual Property relating to Chesterfield Mall (the “Chesterfield Loan”), in the current outstanding principal amount of $110,000,000 (subject to amortization beginning November 1, 2013) (the “Chesterfield Assumption”), by acquiring from WRLP the Chesterfield Interest.
2.2.3    Loans. The Salisbury Assumption and the Chesterfield Assumption shall be collectively referred to as the “Loan Assumptions” and each a “Loan Assumption.” The Salisbury Loan and the Chesterfield Loan, shall be collectively referred to as, the “Loans” and each a “Loan.” The Salisbury Lender and the Chesterfield Lender, shall be collectively referred to as, the “Lenders” and each a “Lender.” Buyer shall be credited at the Closing with the then-current amount of outstanding principal and accrued and unpaid interest and other charges then due, and Seller shall be credited with the then-current amount of any prepaid interest, escrows, impounds, set-asides or deposits then held by each of the Lenders.
2.3    Balance of Purchase Price. Buyer shall deposit the balance of the Purchase Price, adjusted by prorations as set forth in Section 12, in immediately available funds, by wire transfer into escrow with the Escrow Company not later than 11:00 a.m. California time on the day of the Closing.

3.	TITLE AND SURVEY.
3.1    PTR and Surveys.
3.1.4    As soon as reasonably possible after the Execution Date, (i) Buyer shall obtain a preliminary title report prepared by Commonwealth Land Title Insurance Company, 630 Third Avenue, 12th Floor, New York, New York 10017, Attn: Teresa Hill (the “Title Company”) for the Property, together with the best available copies of all documents relating to the title exceptions referred to therein (collectively, the “PTR”) and, (ii) Seller shall deliver to Buyer, to the extent in Seller’s possession, any existing survey covering the Land (“Existing Survey”). Buyer shall, or shall cause the Title Company to, deliver a copy of the PTR to Seller concurrently with its delivery to Buyer.
3.1.5    Buyer shall have the right to obtain at its cost an update, supplement or amendment to the Existing Survey, or a new survey of the Property (collectively, the “Updated Survey”). Upon receipt of the final certified Updated Survey, Buyer shall provide two originals of the Updated Survey to Seller and one to Title Company, each certified by the surveyor who prepares such Updated Survey.
3.2    Disapproved Exceptions; Permitted Exceptions.
3.2.1    On or before 5:00 p.m. on the later of (i) November 22, 2013, or (ii) the date that is five Business Days after Buyer’s receipt of the PTR and the Existing Survey pursuant to Section 3.1.1, but in no event later than the expiration of the Due Diligence Period, Buyer shall notify Seller in writing of any matters or exceptions disclosed in the PTR, Existing Survey or Updated Survey which Buyer disapproves (to the extent such exceptions do not otherwise constitute Permitted Exceptions hereunder) (a “Disapproved Exception”). Any matters affecting or exceptions to title to the Property disclosed in the PTR, Existing Survey or Updated Survey and not disapproved in writing within the period specified above shall be deemed to be approved by Buyer and shall constitute “Permitted Exceptions” hereunder.
3.2.2    All of the following shall also constitute Permitted Exceptions, regardless of whether Buyer approves or disapproves of them: (i) real estate taxes and assessments, existing bond or special district assessments, personal property taxes, water and/or meter charges, sewer taxes, charges or rents, in each case not yet due and payable; (ii) liens, encumbrances or other matters made or created by or on behalf of Buyer, including, without limitation, liens arising as a result of any act or failure to pay of Buyer or Buyer’s agents, contractors or representatives; (iii) any liens or encumbrances which the Title Company will insure over; (iv) any other leases, liens, encumbrances or other exceptions which are approved in writing by Buyer in accordance with Section 10 below; and (v) encumbrances securing the Loans.
3.2.3    Buyer shall also have the right to review and object to any new exceptions to title first disclosed in any later amendment to the PTR or further update to the Updated

Survey written notice to Seller of such disapproved exceptions (such items shall be deemed “Disapproved Exceptions”) within seven Business Days of Buyer’s receipt of written notice thereof, and the Closing shall be extended if and as necessary to afford Buyer such a seven Business Day period for review.
3.2.4    From and after the Execution Date, except as otherwise permitted under this Agreement, Seller shall not cause any new exceptions to title without the prior written consent of Buyer.
3.3    Unresolved Exceptions. Within five days after the date Seller receives Buyer’s timely written notice of any Disapproved Exception, Seller shall notify Buyer by e-mail notice in accordance with Section 19.4 of any Disapproved Exception which Seller is unable or unwilling to cause to be removed or insured against prior to or at the Closing (the “Unresolved Exceptions”). If Seller fails to notify Buyer of its election to remove or insure any of such Unresolved Exceptions prior to the expiration of such five day period, Seller shall be deemed to have declined to cause all such Disapproved Exceptions to be removed or insured against. Notwithstanding anything herein to the contrary, Seller shall remove or, to Buyer’s reasonable satisfaction, bond against all judgments, mortgages, deeds of trust, mechanics’ or materialmen’s liens, real estate tax liens, other tax liens and/or other monetary liens encumbering the Property (collectively, “Monetary Liens”) other than the Monetary Liens that secure the Loans and liens for taxes and assessments not yet due and payable or monetary liens caused by Buyer, its agents, representatives, consultants or engineers. If there are Unresolved Exceptions, Buyer shall elect, by notifying Seller and the Escrow Company within five days after receipt of Seller’s notice: (i) to terminate this Agreement, or (ii) to waive Buyer’s disapproval of such Unresolved Exceptions and thereby convert them to Permitted Exceptions. Buyer’s failure to terminate this Agreement by such fifth day shall constitute Buyer’s agreement to treat such Unresolved Exceptions as Permitted Exceptions. If Buyer terminates this Agreement in accordance with this Section, the Deposit shall be refunded to Buyer in accordance with Section 2.1.4. Title and escrow cancellation costs shall be paid by Seller and Buyer as provided in Section 15.3.

4.	INSPECTION; DUE DILIGENCE MATERIALS.
4.1    Inspection. Buyer and Seller have contemporaneously herewith executed and delivered to one another an Access Agreement providing certain terms and conditions of Buyer’s due diligence investigations of the Property (the “Access Agreement”).
4.2    Due Diligence Materials.
4.2.1    As used in this Agreement, the term “Due Diligence Period” shall mean the period commencing on the Execution Date and ending at 5:00 p.m. California time on December 3, 2013. Within five Business Days after the Execution Date, to the extent Seller has not already done so, Seller shall provide or make available to Buyer copies of the following documents relating to the Property (to the extent in Seller’s possession or control):

4.2.1.1    the Salisbury Ground Lease;
4.2.1.2    the articles of organization, certificates of formation and limited liability company operating agreements of the Owners, and all amendments, modifications or supplements thereto and guaranties thereof (collectively, the “Owner Agreements” and each an “Owner Agreement”);
4.2.1.3    the articles of organization, certificates of formation and limited liability company operating agreements of Chesterfield Holdings and Salisbury Borrower, and all amendments, modifications or supplements thereto and guaranties thereof;
4.2.1.4    all labor, service, equipment, supply, construction, architect, maintenance, concession, utility and operating contracts, and any amendments thereto, to which an Owner or Salisbury Ground Seller is a party and which relate to the Property (“Contracts”);
4.2.1.5    all documents evidencing or securing the Salisbury Loan or the Chesterfield Loan (which are listed on Exhibit R attached hereto) (collectively, the “Loan Documents”);
4.2.1.6    all reciprocal easement agreements, supplemental or separate agreements, development agreements and the like, and any amendments thereto to which any Owner or Salisbury Ground Seller is a party or has assumed, or to which an Owner or Salisbury Ground Seller is bound, and which relate to the Property and/or which are recorded against the Property, all of which are identified on the Schedule of Operating Agreements attached hereto as Exhibit S (such agreements are hereinafter collectively referred to as the “Operating Agreements”);
4.2.1.7    engineering and architectural studies, structural reports, soil and environmental assessment reports and related documents, any documents relating to the presence of hazardous materials on the Property, geotechnical and physical inspection reports including hazardous materials and asbestos reports, and ADA surveys, if any;
4.2.1.8    tax bills respecting the Property (including, without limitation, water and sewer charges and personal property taxes) issued for the years 2011 through 2013 year to date;
4.2.1.9    all leases covering the Property (such leases, together with any new leases entered into in accordance with the terms hereof, if any, together with any and all amendments, modifications or supplements thereto entered into in accordance with the terms hereof, deposits thereunder and guaranties thereof, the “Leases” all of which are identified on the Schedule of Leases attached hereto as Exhibit B-1 and Exhibit B-2), and executed letters of intent for proposed leases under negotiation, along with a certified current rent roll, schedule of security deposits, the standard lease form used by Owners at the Property, and current leasing and marketing materials;
4.2.1.10    all use agreements or licenses covering the Property (which are identified on the Schedule of Licenses attached hereto as Exhibit B-3 and Exhibit B-4) (collectively, and together with any and all amendments, modifications or supplements thereto entered into in accordance with the terms hereof, the “Licenses”), and executed letters of intent for proposed licenses under negotiation;
4.2.1.11    monthly income and expense statements, ledger statements, balance sheets, financial statements and any other financial information (excluding, however, any of Seller’s financial information analyzing the value of the Property) reflecting the operations of the Property for the calendar years 2011, 2012 and 2013 year to date, including reconciliations for CAM, taxes and insurance and Tenant sales reports for such years;
4.2.1.12    the current operating budget for the Property;
4.2.1.13    all permits, licenses, authorizations, consents, entitlements, approvals and certificates relating to the Property (collectively, the “Permits”), all consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality (collectively, “Governmental Authority”) relating to the Property (collectively, the “Approvals”), all plans and specifications and other architectural and engineering drawings for the Property (the “Plans”), all existing construction contracts, subcontracts, architecture and engineering agreements, and similar agreements relating to the design, development and construction of the Property (the “Development Materials”), and any other building inspection approvals, governmental agreements and governmental documents;
4.2.1.14    all warranties, guarantees and indemnities (including, without limitation, those for workmanship, materials and performance) which may exist from, by or against any contractor, subcontractor, manufacturer, laborer or supplier of labor, materials or other services relating to the Property or the personal property, machinery and equipment (if any) owned by Owner or Salisbury Ground Seller, which are located on the Property and used in the operation or maintenance of the Property (collectively, the “Warranties”);
4.2.1.15    certificates of occupancy, all governmental permits, entitlements and approvals, environmental (including any Phase I and Phase II environmental reports, if any), subdivision and zoning documents, insurance policies and five year loss runs, and any other agreements, reports, studies, inspections or investigations of the Property and any other contracts, documents or notices of significance to the Property or reasonably related to Buyer’s review of the Property;
4.2.1.16    copies of utility bills for the past twelve months;
4.2.1.17    a current financial statement for each Owner and Salisbury Ground Seller, showing in reasonable detail current assets and liabilities, together with the financial records of each Owner and Salisbury Ground Seller, but excluding appraisals or other valuation information relating to the Property; and
4.2.1.18    any other documents or materials relating to the Property reasonably requested by Buyer, other than confidential, proprietary or attorney-client privileged documents or materials, provided that none of such withheld materials materially adversely affect the use or value of either Property.
4.2.2    Buyer acknowledges and agrees that many of the foregoing materials may be incomplete, inaccurate or outdated, and that Seller encourages Buyer to perform its own independent due diligence. Buyer acknowledges and agrees that the foregoing deliveries and disclosures, and the delivery of any other material or documents to Buyer, are made by Seller to accommodate and facilitate Buyer’s independent investigations relating to the Property and the Interests, but that, except as expressly provided in this Agreement or the Purchase Documents, neither Seller nor any of its agents or representatives make any representations or warranties of any kind regarding the accuracy or completeness of the information contained in the materials delivered to Buyer or made available for Buyer’s inspections, except that such materials are the materials Seller uses in its ownership and operation of the Property or the Interests and that Seller does not have Actual Knowledge of any material inaccuracy therein.
4.2.3    As used in this Agreement, “Due Diligence Materials” means (i) the materials and information delivered to Buyer by or on behalf of Seller, which the parties anticipate will consist primarily of (a) materials physically delivered to Buyer; (b) materials made available on an internet due diligence site maintained by or on behalf of Seller, and (c) materials made available in designated spaces specifically identified to Buyer at Seller’s offices in Santa Monica, California and/or at the Property; and (ii) materials developed by or delivered to Buyer in connection with Buyer’s independent due diligence investigation of the Interests and the Property.
4.3    Seller’s Confidential Materials. Notwithstanding anything to the contrary contained herein, Buyer shall not have a right to review or inspect any memoranda, correspondence, analyses, documents or reports that are covered by the attorney-client privilege or that Seller or any Owner otherwise reasonably deems confidential or proprietary (collectively, “Seller’s Confidential Materials”), provided that the same would not reasonably be expected to be material to Buyer’s decision to buy the Property and none of the Seller’s Confidential Materials materially adversely affect the use or value of either Property.

4.4    Contracts. Buyer may notify Seller prior to the end of the Due Diligence Period whether it desires to retain any Contracts at the Closing, which notice shall specify the Contracts to be retained. Except for the Contracts set forth in any such notice, Seller shall or shall cause Owner to terminate all other Contracts by the Closing Date at its sole cost and expense, except for the contracts with National Link and Eye Mall Media, which are not terminable. Notwithstanding the foregoing, Material Agreements listed on Exhibit P hereto with “No” in the “Right to Assign” column are national contracts with MPLP or its Affiliates (and not with Owners) and cannot be maintained with respect to the Property after Closing, and shall be terminated with respect to the Property.
4.5    Due Diligence Termination. At any time before expiration of the Due Diligence Period, Buyer may terminate this Agreement for no reason or any reason whatsoever by so notifying Seller. If Buyer terminates this Agreement (or is deemed to have terminated this Agreement), the Deposit shall be returned to Buyer in accordance with Section 2.1.4, Seller and Buyer shall bear equally the legal fees of Maryland and Virginia local counsel (DLA Piper) for the Transactions (but not for work done by such firm for Buyer in connection with the Lender Consents), title and escrow cancellation fees, and the parties shall have no further rights or obligations hereunder except those which expressly survive termination of this Agreement. If Buyer does not terminate this Agreement pursuant to this Section 4.5, then at any time before the expiration of the Due Diligence Period, Buyer shall deliver to Seller notice of its intention to proceed under the terms of this Agreement. Buyer’s failure to deliver the notice of its intention to proceed under the terms of this Agreement prior to the end of the Due Diligence Period shall be conclusively deemed to be notice of Buyer’s termination of this Agreement under this Section 4.5. If Buyer has delivered a written notice identifying any Disapproved Exception in accordance with terms of Section 3 above, the terms of Section 3 will govern with respect to the treatment of any Disapproved Exceptions. Buyer shall have no right to terminate the Agreement pursuant to this Section 4.5 after the expiration of the Due Diligence Period.

5.	LENDER CONSENT TO LOAN ASSUMPTIONS.
5.1    Application for Lender Consents. Buyer and Seller acknowledge that the Loan Assumptions may require consent of the Lenders or confirmation by the Lenders (and possibly rating agencies) that the Loan Assumptions are permitted with respect to Buyer (as applicable, the “Lender Consents”). Buyer shall exercise diligent commercially reasonable efforts to promptly supply all information regarding Buyer requested by the Lenders in connection with the Loan Assumptions, to meet all the requirements for such Loan Assumptions, and to consummate the Loan Assumptions in accordance with Lenders’ requirements. Seller shall reasonably cooperate with Buyer in its efforts to consummate such Loan Assumptions, including by providing such information regarding the Property as Lenders may request.
5.2    Prompt Submittal. The parties acknowledge that the Lenders will require time following receipt of a completed loan application for each of the Loan Assumptions and the requested supporting materials (collectively, the “Loan Applications” and each a “Loan Application”) to complete review and approval of the proposed new owners of the Properties, and may require a “no downgrade” or similar review from rating agencies, and therefore each party shall promptly submit the portion of the Loan Applications required of it in order to prevent delay of the Closing. Within five Business Days following the Execution Date, Buyer shall complete and submit to Seller the Loan Applications and Seller shall forward the Loan Applications to the applicable Lender along with any other property and/or lease related data in Seller’s possession that is requested by such Lender.
5.3    Assumption Fees. Subject to Section 18.1.1, Buyer and Seller shall each pay when required to be paid to Lender (or promptly reimburse, if one party makes an entire required payment) one-half of all Loan Assumption costs and fees reimbursable or payable to the Lenders, whether or not either Loan Assumption is approved, including the Lenders’ application, consultants’, processing, appraisal, legal, approval, transfer, title insurance, recording tax or other costs, expenses, or consent, assumption or other fees payable with respect to each of the Loan Assumptions (collectively, the “Assumption Fees”). Seller and Buyer shall each be responsible for costs, expenses and fees of their own attorneys, consultants and personnel.
5.4    Assumption Documents. In pursuing the consent of the Lenders to the Loan Assumptions, Seller and Buyer shall use commercially reasonable efforts to obtain such consents without material change to the terms of the Loan Documents evidencing and securing the Loans, except that Buyer may negotiate for changes to conform the Loan Documents to Buyer’s ownership structure and similar conforming changes. Buyer shall not unreasonably withhold consent to the execution and delivery of documents reasonably requested by any Lender, any rating agency, any loan servicer or any other entity whose consent, approval or authorization is required, provided such documents do not materially increase Buyer’s obligations with respect to the Loans. Notwithstanding the foregoing, Buyer shall not be obligated to agree to any modifications to the Loan Documents that would (i) increase the monetary obligations of the borrower or the guarantor thereunder, (ii) increase the non-monetary obligations of the borrower or the guarantor thereunder by more than a de minimis extent, (iii) increase any escrows or reserves thereunder, (iv) accelerate or extend the maturity dates of the Assumed Loans, or (v) revise any of the prepayment provisions thereunder, any of the default provisions thereunder, any of the indemnification provisions thereunder or any of the financial covenants thereunder.
5.5    Release of Guaranties and Indemnities. In connection with the Loan Assumptions, Buyer and Seller shall cooperate to cause each of the Lenders to release Sellers and/or their Affiliates from any guarantees or indemnities related to the period of time from and after Closing, including by causing a credit-worthy Affiliate of Buyer to enter into replacement guaranties and indemnities in favor of the Lenders (subject to the last sentence of Section 5.4), or, if a Lender is unwilling to release Seller and its Affiliates, Buyer shall cause a credit-worthy Affiliate of Buyer reasonably acceptable to Sellers to indemnify Sellers and their Affiliates against claims under any unreleased guaranties and indemnities relating to the period of time from and after Closing.
5.6    Failure of Consent for One Transaction. This Agreement is for both the Chesterfield Transaction and the Salisbury Transaction and the indirect sale of both of the Individual Properties together, and Buyer shall have no right or obligation to proceed with only one of the Transactions. Notwithstanding the foregoing, if (x) the consent of only one of the two Lenders has been obtained as of the Closing Date, or (y) a material portion of an Individual Property is damaged or subject to a taking pursuant to Section 17.1 or Section 17.2, then Buyer shall have the right, upon written notice to Seller, to elect to proceed with the Transaction for which Lender consent has been obtained or the Transaction involving the Individual Property which is not materially damaged or subject to a material taking pursuant to Section 17.1 or Section 17.2, as the case may be. Upon receipt of such notice by Seller, (i) the Transaction for which Lender consent has not been obtained or the Transaction involving the Individual Property which is materially damaged or subject to a material taking pursuant to Section 17.1 or Section 17.2, shall be excluded from the transaction contemplated under this Agreement, (ii) all relevant defined terms hereunder shall be amended to exclude such Transaction, (iii) the applicable Seller(s) shall be removed as a party to this Agreement, (iv) the Purchase Price shall be reduced by the Purchase Price allocated in this Agreement to such Transaction as set forth on Exhibit Q attached hereto, and (v) the entire Deposit shall be applied to the Transaction which is closing.
5.7    Failure of Consent for Both Transactions. If consent of the Lenders has been obtained for neither Transaction as of the Closing Date, then this Agreement shall terminate as of the Closing Date, in which case, Buyer shall receive a refund of the Deposit less one-half of any Assumption Fees then incurred (to the extent not already paid by Buyer), if any, and any title and escrow cancellation fees, and neither Buyer nor Seller shall have any further rights or obligations hereunder (except with respect to rights and obligations herein which expressly survive termination of this Agreement).

6.	CONFIDENTIALITY.
6.1    Buyer Confidentiality Covenant. Buyer shall keep confidential (i) prior to the Closing, the non-public information contained in the materials provided for inspection by Seller or Owner pursuant to this Agreement or otherwise obtained by Buyer from Seller or Owner during the course of its due diligence tests and inspections, and (ii) the fact and terms and conditions of the transaction contemplated by this Agreement; except, however, Buyer shall be permitted to disclose such information (a) to its agents, contractors, attorneys, accountants and consultants on a need-to-know basis, (b) to the extent required by applicable law, and (c) to its current and prospective lenders, partners, members and investors provided that Buyer shall advise each such party under clause (a) and this clause (c) of the confidential nature of such information and that such parties are required to maintain the confidentiality thereof. Notwithstanding the foregoing, Buyer’s Affiliate may be required by applicable securities laws to publicly announce the fact and certain material terms and conditions in this Agreement, which required disclosures shall be permitted.
6.2    Seller Confidentiality Covenant. Seller, its partners, members, officers, agents, attorneys, accountants, consultants and employees shall keep confidential (i) the non-public information contained in the materials regarding Buyer or its Affiliates provided by or on behalf of Buyer pursuant to this Agreement, and (ii) the fact and terms and conditions of the transaction contemplated by this Agreement. Notwithstanding the foregoing, Seller, Owner or its Affiliates may be required by applicable securities laws to publicly announce the fact and certain material terms and conditions of this Agreement, which required disclosures shall be permitted.
6.3    Acknowledgment of Buyer and Seller regarding Confidentiality. Each of Buyer and Seller acknowledges that certain of their respective Affiliates are publicly-traded companies and that under certain circumstances unauthorized disclosure of this transaction may violate applicable securities laws.
6.4    Press Releases. Notwithstanding anything to the contrary contained in this Article 6, following the Closing, at Buyer’s request, Seller and Buyer shall jointly issue a press release in form and substance reasonably agreed between Buyer and Seller with respect to the consummation of the transaction contemplated by this Agreement

7.	REPRESENTATIONS AND WARRANTIES OF SELLER.
7.1    Seller’s Representations. Each Seller jointly and severally represents and warrants to Buyer that the following matters are true and correct as of the Execution Date:
7.1.1    Authority. WRLP is a limited partnership, duly organized, validly existing and in good standing to do business in the State of Delaware. MPLP is a limited partnership, duly organized, validly existing and in good standing to do business in the State of Delaware. Salisbury Ground Seller is limited partnership, duly organized, validly existing and in good standing to do business in the State of California and in the State of Maryland. Salisbury Borrower is a limited liability company, duly organized, validly existing and in good standing to do business in the State of Delaware and in the State of Maryland. Chesterfield Holdings is a limited liability company, duly organized, validly existing and in good standing to do business in the State of Delaware. Chesterfield Owner is a limited liability company, duly organized, validly existing and in good standing to do business in the State of Delaware and in the State of Virginia.
7.1.2    Due Execution. Seller has the requisite power and authority to execute, deliver and perform this Agreement and the Purchase Documents. This Agreement and the Purchase Documents, assuming due authorization, execution and delivery by Buyer, constitute the legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and equitable principles relating to or limiting the right of contracting parties generally. The execution, delivery and performance of Seller’s obligations under this Agreement do not and the execution, delivery and performance of the Purchase Documents will not violate in any material respect the provisions of any agreement to which Seller is a party or to which it is subject (including, without limitation, Seller’s charter documents or operating agreement) and will not result in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreements.

7.1.3    Litigation. Except as set forth on Exhibit I attached hereto and except for attorney-client privileged documents or materials that do not materially adversely affect the use or value of the Property, there are no actions, suits or proceedings, pending or, to Seller’s Actual Knowledge, threatened, before any judicial, administrative or other governmental authority with respect to the Property (or any portion thereof) or the Owners.
7.1.4    Condemnation/Rezoning. Except as set forth on Exhibit I attached hereto, no Owner or Seller has received any governmental notice of (i) any actual condemnation of the Property or any part thereof, or any pending eminent domain proceeding with respect to the Property and has no Actual Knowledge of any threatened condemnation or eminent domain proceeding, nor (ii) any plan, study or effort to rezone the Property or to widen, modify, regrade or realign any street or highway that borders the Property.
7.1.5    Violations. Except as set forth on Exhibit I attached hereto, within the two year period immediately preceding the date of this Agreement, and to Seller’s Actual Knowledge with respect to periods before such period, no Owner or Seller has received any written notice from any governmental authority alleging that the Property or any portion thereof is in violation of or in default with respect to any law, administrative rule, regulation, judgment, decision, order, writ, injunction, decree or demand of any court or any governmental authority, and the consummation of the transactions contemplated herein will not conflict with, or constitute a material breach of or Material Default under, any of the foregoing or any agreement or instrument applicable to Seller or any Owner.
7.1.6    Assessments. Except as set forth on Exhibit I attached hereto, within the two year period immediately preceding the date of this Agreement, and to Seller’s Actual Knowledge with respect to periods before such period, no Owner or Seller has received any written notice from any governmental authority of any special or other assessments for public improvements or otherwise now affecting the Property, nor does Seller have Actual Knowledge of any pending or threatened special or other assessments affecting the Property, any pending or threatened reassessments, or any tax abatements or exemptions affecting the Property.
7.1.7    Tax Proceedings. Except as set forth on Exhibit I attached hereto, no Owner or Seller is prosecuting any real estate tax protests or proceedings affecting its Property.
7.1.8    Salisbury Ground Lease. The Salisbury Ground Seller is the true and lawful landlord under, and the Salisbury Ground Lessee is the true and lawful tenant under and the holder of, the Salisbury Ground Lease. The Salisbury Ground Lease is free and clear of all mortgages, liens, security interests, encumbrances, claims, charges and restrictions of any kind or character other than those securing the Salisbury Loan. Neither Salisbury Ground Seller nor Salisbury Ground Lessee has previously transferred, assigned, hypothecated or otherwise conveyed or encumbered all or any portion of the Salisbury Ground Lease other than in connection with the Salisbury

Loan. The Salisbury Ground Lease documents included within the Due Diligence Materials are all of the documents evidencing or otherwise relating to the Salisbury Ground Lease. The copy of the Salisbury Ground Lease provided to Buyer is a true and correct copy of such Salisbury Ground Lease. The Salisbury Ground Lease is in full force and effect and represents the entire agreement between the Salisbury Ground Seller and the Salisbury Ground Lessee thereunder relating to the Salisbury Mall. There are no Material Defaults under the Salisbury Ground Lease and no events which would become a default with the passage of time, which have not been corrected, cured or waived.
7.1.9    Leases and Licenses. Except as otherwise disclosed on Exhibit I attached hereto, attached hereto as Exhibit B-1 is a true, accurate and complete schedule of all Leases with respect to Chesterfield Mall, attached hereto as Exhibit B-2 is a true, accurate and complete schedule of all Leases with respect to Salisbury Mall, and attached hereto as Exhibit B-3 and Exhibit B-4 is a true, accurate and complete schedule of all Licenses with respect to Chesterfield Mall and Salisbury Mall (which Exhibits shall be updated by Seller prior to Closing for any new leases, licenses or use agreements or any amendment, modification, termination or extension of any existing Leases or Licenses, in each case entered into after the date hereof in accordance with the terms of this Agreement). There are no leases, tenancies or other use or occupancy agreements, whether oral or written, presently affecting the Property to which Owner or Salisbury Ground Seller is a party (by contract or assumption), other than the Leases and the Licenses. The copies of the Leases provided to Buyer by Seller in accordance with Section 4.2.1 above are true and complete copies of such materials as contained in Seller’s or Owner’s files and used by Seller or Owner in the operation of the Property.
7.1.10    Rent Roll. Exhibit O attached hereto contains a true, accurate and complete rent roll of the Property as of the Execution Date (which Exhibit shall be updated by Seller prior to Closing for any new leases or any amendment, modification, termination or extension of any existing Leases, in each case entered into after the date hereof in accordance with the terms of this Agreement). Except as set forth on Exhibit O, (i) Seller does not have Actual Knowledge of any Material Default (hereinafter defined) by Owner or any tenants under the Leases, (ii) Owner has paid in full all obligations for brokerage commissions and finders’ fees due and payable and incurred in connection with the Leases, (iii) no rent (or additional rent or other charges, after being billed therefor) payable under any Lease is more than thirty days in arrears of the date that the same is required to be paid under the terms of such Lease, (iv) no rent is currently paid by any tenant under a Lease more than one month in advance, (v) neither Seller, Owner nor Property Manager is holding any security deposits, access card or key deposits, cleaning fees or other deposits relating to space within the Property paid by tenants under Leases, (vi) all improvements, alterations and other work required to be performed by the landlord pursuant to each Lease have been performed and paid for, and (vii) all contributions payable by the landlord to any tenant under a Lease toward reimbursement of such tenant’s cost of moving or improvements, or any similar expense, rent concession, tenant allowance or other monetary consideration to such tenant, has been, or as of Closing will, at Seller’s expense, be fully completed and paid for. As used in this Agreement, “Material Default” means either (i) a monetary default in an amount greater than $10,000, or (ii) a material non-monetary default.
7.1.11    Material Agreements. All currently-effective material contracts to which Owner or Salisbury Ground Seller is a party with respect to the operation, maintenance, repair and improvement of the Property, including service and maintenance agreements, construction, material and labor contracts, utility agreements and other contractual arrangements, but excluding all management agreements, the Leases and the Operating Agreements (collectively, the “Material Agreements”), including certain national contracts which are to be terminated at Closing, are identified on the Schedule of Material Agreements attached hereto as Exhibit P (which Exhibit shall be updated by Seller prior to Closing for any new Material Agreements or any amendment, modification, termination or extension of any existing Material Agreements, in each instance solely to the extent permitted by the terms of this Agreement). The copies of the Material Agreements provided to Buyer by Seller in accordance with Section 4.2.1 above are true and complete copies of such materials as contained in Seller’s or Owner’s files and used by Seller or Owner in the operation of the Property. Except as set forth on Exhibit P hereto, (i) no Owner or Seller has delivered to, or received from, any parties under the Material Agreements, an uncured written notice of default within the two year period immediately preceding the date of this Agreement, (ii) to Seller’s Actual Knowledge, no Owner or Seller has delivered to or received from, any parties under the Material Agreements, an uncured written notice of default prior to the two year period immediately preceding the date of this Agreement, and (iii) to Seller’s Actual Knowledge, there is no Material Default by Owner or any Seller or any other parties under the Material Agreements.
7.1.12    Operating Agreements. A true, correct and complete copy of each of the Operating Agreements set forth on Exhibit S has been furnished to Buyer, together with each written modification thereof and supplement thereto. To Seller’s Actual Knowledge, the Operating Agreements are each valid and in full force and effect. No Seller or Owner is delinquent in its obligation to make payments under any Operating Agreements. All of the rights of Salisbury Ground Seller under the Operating Agreements are fully assignable by Salisbury Ground Seller without the consent of any other party thereto or any other person or entity. Except as set forth on Exhibit S, (i) no Owner or Seller has delivered to, or received from, any parties under the Operating Agreements, an uncured written notice of default within the two year period immediately preceding the date of this Agreement, (ii) to Seller’s Actual Knowledge, no Owner or Seller has delivered to or received from, any parties under the Operating Agreements, an uncured written notice of default prior to the two year period immediately preceding the date of this Agreement, and (iii) to Seller’s Actual Knowledge, there is no Material Default by Owner or any Seller or any other parties under the Operating Agreements.

7.1.13    Management and Brokerage Agreements. Except as set forth on Exhibit I, as of the Closing, there will be no management, leasing or brokerage agreements affecting the Property or Owners’ interest in the Property.
7.1.14    Environmental Conditions. Except as disclosed in the environmental reports listed on Exhibit I: (i) To Seller’s Actual Knowledge, the Property is free from Hazardous Substances, except for Hazardous Substances that may be present in the ordinary course of the shopping center business conducted by Owner, tenants or other occupants of the Property or used in the ordinary course of the maintenance of the Property in accordance with Environmental Laws, (ii) to Seller’s Actual Knowledge, no underground storage tanks are located on or under the Property, and (iii) Owner has received no uncured written notice, and has no Actual Knowledge, of any uncured violation of Environmental Laws with respect to the Property. “Hazardous Substances” means any material, waste or substance which is: (i) included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law; (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. § 172.101, as enacted as of the date hereof or as hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or (iii) explosive, flammable, radioactive, friable asbestos, a polychlorinated biphenyl, petroleum or a petroleum product or waste oil. “Environmental Laws” means any present or future federal, state or local law, statute, regulation, or ordinance, and any judicial or administrative order or judgment thereunder, and judicial opinions or orders, pertaining to health, industrial hygiene, Hazardous Substances, the environment or natural resources, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. §§ 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and the Oil Pollution Control Act 33 U.S.C.A. § 2701 et seq.
7.1.15    Employees. None of the Owners nor Salisbury Ground Seller has employees.
7.1.16    ERISA. Neither Seller nor any Owner holds the "plan assets" of any "benefit plan investor" as defined by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.
7.1.17    FIRPTA. Seller is not a foreign person within the meaning of Section 1445(b) (2) of the Internal Revenue Code of 1986, as amended.

7.1.18    OFAC. Neither Seller nor its Affiliates (including the Owners) is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”). Neither Seller nor its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time. To Seller’s Actual Knowledge, neither Seller nor its Affiliates (i) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws. To Seller’s Actual Knowledge, neither Seller, nor its Affiliates is a country, territory, individual or entity named on a any of (x) the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (y) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (z) the lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties) (collectively, “Government Lists”), and the monies used by Seller in connection with this Agreement and amounts committed with respect hereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).
7.1.19    Permits. Except as set forth on Exhibit I attached hereto, within the two year period immediately preceding the date of this Agreement, or, to Seller’s Actual Knowledge, prior to such period, Seller has not received any uncured written notices providing that any Permits are not valid or in full force or effect.
7.1.20    Solvency. To Seller’s Actual Knowledge, no assignments for the benefit of creditors, bankruptcy, reorganization, insolvency or similar proceedings pending or threatened against Seller, Owner or any partners of Seller or Salisbury Ground Seller or members of Salisbury Ground Lessee, except that Seller makes no such representation or warranty regarding limited partners in any Seller entities.
7.1.21    Right of First Offer or Refusal. Except as set forth on Exhibit I, neither Seller nor any Owner has granted to any person or entity any right, option, right of first offer, right of first refusal or any other right to purchase the Interests or the Property (or any part thereof or any interest therein).

7.1.22    Owner’s Work. Except as set forth on Exhibit I, all work to be performed by Owner or other obligations of Owner as landlord to be performed pursuant to the Leases as of the date of this Agreement has been fully performed and paid for.
7.1.23    Loans. Except as otherwise disclosed on Exhibit I attached hereto, attached hereto as Exhibit R is a true, accurate and complete schedule of all Loan Documents with respect to the Loans. The copies of the Loan Documents provided to Buyer by Seller in accordance with Section 4.2.1.2 above are true and complete copies of such materials as contained in Seller’s files. To Seller’s Actual Knowledge, neither Seller nor Owner, as applicable, is in default under any of the Loan Documents to which it is a party. To Seller’s Actual Knowledge based solely on Seller’s or Owner’s records used in the ordinary course of business, the amounts of any prepaid interest, escrows, impounds, set-asides or deposits held by each of the Lenders as of the date hereof in connection with the Loans, is set forth on Exhibit T attached hereto.
7.1.24    Ownership Structures. The true and correct ownership structure of each Seller and Owner is shown on Exhibit M hereto.
7.1.25    Ownership of Chesterfield Interests. WRLP is the lawful and beneficial owner of, and holds good, valid, and indefeasible title to the Chesterfield Interest, free and clear of any lien, pledge, encumbrance, mortgage, deed of trust, security interest, attachment, right of first refusal, purchase option or claim (collectively, “Liens”), except as may be set forth in the Owner Agreement of Chesterfield Holdings. Chesterfield Holdings is the lawful and beneficial owner of, and holds good, valid, and indefeasible title to the sole equity membership interest in Chesterfield Owner, free and clear of any Lien, except as may be set forth in the Owner Agreement of Chesterfield Owner. Seller has delivered to Buyer true, complete and correct copies of the Owner Agreements of Chesterfield Holdings and Chesterfield Owner, such Owner Agreements have not been further modified, supplemented or amended and such Owner Agreements are in full force and effect. No election has been filed to treat Chesterfield Holdings or Chesterfield Owner as a corporation for federal income tax purposes, and WRLP shall be responsible for filing or causing to be filed any required federal or state income tax returns for Chesterfield Holdings and Chesterfield Owner for periods prior to the Closing Date.
7.1.26    Status of Owner (Chesterfield). Except as set forth on Exhibit I attached hereto, neither Chesterfield Holdings nor Chesterfield Owner has incurred any liabilities which remain outstanding, except for (i) obligations arising from or relating to the ownership of their respective interests in Chesterfield Mall, including the Chesterfield Loan, (ii) their obligations relating to the maintenance of their status as limited liability companies and the maintenance of their qualifications to do business in the jurisdictions where they have qualified to do business, (iii) their obligations arising under any matter appearing of record against Chesterfield Mall, (iv) unsecured trade debt which will be prorated at Closing, (v) their obligations (if any) to pay fees to their registered agents, and (vi) obligations and liabilities disclosed in the Due Diligence

Materials. Chesterfield Holdings does not own any assets other than its interest in Chesterfield Owner. Chesterfield Owner does not own any material assets, except Chesterfield Mall and the property, including bank accounts, owned in connection therewith.
7.1.27    Ownership of Salisbury Interest. WRLP is the lawful and beneficial owner of, and holds good, valid, and indefeasible title to, the Salisbury Interest, free and clear of any Lien. Seller has delivered to Buyer true, complete and correct copies of such Owner Agreement, such Owner Agreement has not been further modified, supplemented or amended and such Owner Agreement is in full force and effect. WRLP has not filed any election to treat Salisbury Ground Lessee as a corporation for federal income tax purposes, and WRLP shall be responsible for filing or causing to be filed any required federal or state income tax returns for Salisbury Ground Lessee for periods prior to the Closing Date.
7.1.28    Status of Owner (Salisbury Ground Lessee). Except as set forth on Exhibit I attached hereto, Salisbury Ground Lessee has not incurred any liabilities which remain outstanding, except for (i) its obligations arising from or relating to the ownership of its interests in Salisbury Mall, including the Salisbury Loan, (ii) its obligations relating to the maintenance of its status as a limited liability company and the maintenance of such company’s qualifications to do business in such other jurisdictions where it has qualified to do business, (iii) its obligations arising under any matter appearing of record against Salisbury Mall, (iv) unsecured trade debt which will be prorated at Closing, (v) its obligation (if any) to pay fees to its registered agent, and (vi) obligations and liabilities disclosed in the Due Diligence Materials. Salisbury Ground Lessee does not own any material assets, except its leasehold interest in Salisbury Mall and its bank accounts used in connection therewith.
7.1.29    Sole Owner (Salisbury Borrower). MPLP is the lawful and beneficial owner of, and holds good, valid, and indefeasible title to, the sole equity membership in Salisbury Borrower, free and clear of any Lien. Seller has delivered to Buyer true, complete and correct copies of such Owner Agreement, such Owner Agreement has not been further modified, supplemented or amended and such Owner Agreement is in full force and effect. MPLP has not filed any election to treat Salisbury Ground Lessee as a corporation for federal income tax purposes, and MPLP shall be responsible for filing or causing to be filed any required federal or state income tax returns for Salisbury Borrower for periods prior to the Closing Date.
7.1.30    Status of Owner (Salisbury Borrower). Salisbury Borrower has not incurred any liabilities which remain outstanding, except for (i) its obligations arising from or relating to the Salisbury Loan, (ii) its obligations relating to the maintenance of its status as a limited liability company and the maintenance of such company’s qualifications to do business in such other jurisdictions where it has qualified to do business, and (iii) its obligation (if any) to pay fees to its registered agent. Salisbury Borrower does not own any assets, except for its bank accounts used in connection with the Salisbury Loan and any reserves, deposits, rights to refunds or similar rights with respect to the Salisbury Loan.
7.1.31    Taxes and Licenses. No Owner has any liability for the payment of any income, gross receipts, net proceeds, ad valorem, franchise, excise, value added, license, payroll, unemployment, capital stock, or other similar taxes, or any employees’ income withholding or Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country or by any other tax authority, nor any penalties or interest in connection therewith, and such term shall include any interest, penalties or additions to tax attributable to such taxes (collectively, “Taxes”), except as disclosed in this Agreement or in the Due Diligence Materials. Any material report, return, document, declaration, payee statement or other information or filing required to be supplied to any tax authority or any person with respect to Taxes (collectively, “Tax Returns”) required to be filed by or on behalf of any Owner have been timely filed, all such Tax Returns filed are, to Seller’s Actual Knowledge, complete and accurate, and all Taxes have been paid in full. There is no audit examination, deficiency, or refund litigation or proceeding with respect to any such Taxes.
7.2    Actual Knowledge. For purposes of this Agreement and each of the documents executed in connection herewith, “Seller’s Actual Knowledge” or words of similar import means and is limited to the actual knowledge, as of the Execution Date or as of the Closing Date (as applicable), of (i) Don Pott in his capacity as Regional Manager, (ii) solely with respect to any representations regarding legal matters, Thomas J. Leanse in his capacity as Chief Legal Officer, (iii) solely with respect to any representations relating to the condition or status of the Property, Eric Salo in his capacity as Executive Vice President, and (iv) solely with respect to the Loans, Scott W. Kingsmore, in his capacity as Senior Vice President, Finance (collectively, the “Seller Knowledge Party”), without any further duty of inquiry or independent investigation on the part of Seller or such individual, except Seller represents and warrants to Buyer that it has caused Mr. Pott to review the representations and warranties set forth herein with the property manager of each of the Properties. The persons comprising the Seller Knowledge Party are collectively the persons charged with and most familiar with the overall use, ownership and operation of the Property. Buyer understands and agrees that such persons shall not be personally liable to Buyer for any representation or warranty set forth herein.
7.3    Survival. The representations and warranties of Seller in this Agreement shall survive the Closing for a period of one year (the “Survival Period”) and shall terminate and be of no further force or effect on the first anniversary of the Closing Date, except to the extent Buyer has provided to Seller written notice of a claim with respect to such representations or warranties prior to such expiration, and, if not sooner resolved, commences legal action upon such claim within ninety days after expiration of the Survival Period, in which case the representations and warranties that are subject of such proceeding shall survive until final resolution or settlement of such proceeding. Notwithstanding anything to the contrary contained herein, Seller shall have no liability with respect to any such representations and warranties if and to the extent, prior to the Closing, Buyer acquires Actual Knowledge that such representations and warranties are not true, and nevertheless consummates the transaction contemplated by this Agreement. “Buyer’s Actual Knowledge” or words of similar import means and is limited to the actual knowledge, as of the Execution Date or as of the Closing Date (as applicable), of Susan Elman in her capacity as Executive Vice President and General Counsel of Rouse Properties, Inc., solely with respect to any legal or financial representations, and Andrew Galvin in his capacity as Vice President, Finance & Investment Management, with respect to all other representations, who has performed or managed the due diligence investigation of the Property, but without any further duty of inquiry or independent investigation on the part of Buyer or such individual. Seller understands and agrees that such person shall not be personally liable to Seller for any matter set forth herein.
7.4    Breach of Representations and Warranties. Subject to the limitations set forth in Section 7.3 above, if (i) after the Closing Buyer discovers that Seller has breached any of Seller’s representations or warranties under Section 7.1, and (ii) Buyer suffers actual damages (“Damages”) by reason of such breach, then, subject to the limitations contained in Section 19.12 below, Buyer shall be entitled to receive an amount equal to such Damages.

8.	REPRESENTATIONS AND WARRANTIES OF BUYER.
Buyer represents and warrants to Seller that the following matters are true and correct as of the Execution Date:
8.1    Authority. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.
8.2    Due Execution. Buyer has the requisite power and authority to execute and deliver this Agreement, and, if Buyer delivers its intention to proceed pursuant to Section 4.5, such deliver shall constitute Buyer’s representation and warranty that Buyer has the requisite power and authority to perform its obligations under this Agreement and the Purchase Documents, and that this Agreement and the Purchase Documents, assuming due authorization, execution and delivery by Seller, constitute the legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and equitable principles relating to or limiting the right of contracting parties generally. The execution, delivery and performance of Buyer’s obligations under this Agreement and the execution, delivery and performance of the Purchase Documents will not and do not violate in any material respect the provisions of any agreement to which Buyer is a party or to which it is subject (including, without limitation, Buyer’s charter documents or operating agreement) and will not result in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreements.
8.3    Due Diligence Approvals. Subject to and in accordance with the terms of Section 3 and Section 4, and without limiting the representations and warranties of Seller set forth herein, Buyer confirms for purposes of this Agreement that it will conduct its due diligence investigations of the Property and the Interests and review carefully all of the Due Diligence Materials and complete all investigations, examinations and inspections of the Property and the Interests that Buyer deems necessary, advisable or prudent to protect its interests in acquiring the Interests (and an indirect interest in the Property), including the (i) commercial viability of the Property and the Interests and the use, habitability, merchantability, fitness, value or adequacy of the Property and the Interests for any particular purpose, (ii) zoning, entitlements, land use or development restrictions and conditions of the Property, (iii) compliance of the Property and its operation with all applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions or any governmental or quasi-governmental entity, (iv) condition of title to the Property and the Interests, (v) the Loan Documents, Leases, Contracts, Operating Agreements, Permits, Warranties, and other agreements and instruments affecting the Property, (vi) contracts for work in progress, (vii) the economic performance and feasibility of the Property and the Interests, (viii) the presence of any Hazardous Substances present at, under, on, in or about the Property and environmental audits and assessments, (ix) the physical condition of the Property, and (x) condition of soils, geology and groundwater at the Property. Buyer’s delivery to Seller notice of its intent to proceed pursuant to Section 4.5 shall constitute Buyer’s certification for purposes of estoppel that the Due Diligence Period has constituted ample opportunity to conduct its due diligence investigations of the Property and review of the Due Diligence Materials and complete all investigations, examinations and inspections of the Property and the Interests that Buyer deems necessary, advisable or prudent to protect its interests in acquiring the Interests and the Salisbury Land.
8.4    Interests Not Registered Security. Buyer acknowledges that the Interests have not been registered under the applicable federal and state laws regulating the issuance and sale of securities (the “Securities Acts”).
8.5    Holding for Investment; Interests Not Obligated to Register Security. Buyer intends to hold the Interests for investment purposes only and acknowledges that (i) Salisbury Borrower and the Owners (the “Owner Entities”) will not register under the Securities Acts on reliance of such representation, (ii) the exemption from registration under the Securities Acts may not be available if any interest in the Owner Entities were acquired with a view to distribution, and (iii) neither Sellers nor their Affiliates (including the Owners) are under any obligation to register any of the Interests.
8.6    NO OTHER REPRESENTATIONS; PURCHASE AS-IS; WAIVER AND RELEASE. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE PURCHASE DOCUMENTS, NEITHER SELLER, NOR ANYONE ACTING FOR OR ON BEHALF OF SELLER, HAS MADE ANY REPRESENTATION, WARRANTY, PROMISE OR STATEMENT, EXPRESS OR IMPLIED, TO BUYER, OR TO ANYONE ACTING FOR OR ON BEHALF OF BUYER, CONCERNING THE OWNERS OR THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE USE OR DEVELOPMENT THEREOF OR THE FINANCIAL CONDITION OF ANY TENANTS OF THE PROPERTY. BUYER FURTHER REPRESENTS AND WARRANTS THAT, IN ENTERING INTO THIS AGREEMENT, BUYER HAS NOT RELIED ON ANY REPRESENTATION, WARRANTY, PROMISE OR STATEMENT, EXPRESS OR IMPLIED, OF SELLER, OR ANYONE ACTING

FOR OR ON BEHALF OF SELLER, OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE PURCHASE DOCUMENTS, AND THAT, EXCEPT MATTERS WHICH ARE THE SUBJECT OF EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN OR IN THE PURCHASE DOCUMENTS, BUYER STATES FOR PURPOSES OF ESTOPPEL THAT ALL MATTERS CONCERNING THE OWNERS AND THE PROPERTY HAVE BEEN OR SHALL BE INDEPENDENTLY VERIFIED BY BUYER PRIOR TO THE CLOSING, AND THAT BUYER SHALL PURCHASE THE INTERESTS, AND THEREFORE DIRECT AND INDIRECT INTERESTS IN THE PROPERTY, BASED ON BUYER’S OWN PRIOR DUE DILIGENCE INVESTIGATIONS, INSPECTIONS AND EXAMINATIONS OF THE INTERESTS AND THE PROPERTY (OR BUYER’S ELECTION NOT TO DO SO); AND THAT, EXCEPT AS OTHERWISE SET FORTH IN THE PURCHASE DOCUMENTS OR THIS AGREEMENT, BUYER IS PURCHASING THE INTERESTS, AND THEREFORE BUYER’S INTEREST IN THE PROPERTY IN AN “AS-IS” AND “WITH ALL FAULTS” CONDITION AND IN AN “AS-IS” AND “WITH ALL FAULTS” STATE OF REPAIR. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR IN THE PURCHASE DOCUMENTS, BUYER DOES HEREBY WAIVE, AND SELLER DOES HEREBY DISCLAIM, ALL WARRANTIES OF ANY TYPE OR KIND WHATSOEVER WITH RESPECT TO THE OWNERS OR THE PROPERTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE, TENANTABILITY OR HABITABILITY. FURTHER, BUYER DOES HEREBY RELEASE AND FOREVER DISCHARGE, AND WAIVE ITS RIGHTS TO RECOVER FROM, SELLER AND SELLER’S AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, PARTNERS, MEMBERS, AGENTS, ATTORNEYS, BENEFICIARIES, REPRESENTATIVES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, (COLLECTIVELY, “SELLER PARTIES”) OF AND FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTIONS, DEMANDS, RIGHTS, LIABILITIES, DAMAGES, LOSSES, COSTS, EXPENSES, AND COMPENSATION WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT BUYER AND ANY PERSON OR ENTITY CLAIMING BY, THROUGH OR UNDER BUYER, MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER AND/OR ANY OF SELLER PARTIES, ARISING FROM OR RELATED TO THIS AGREEMENT, THE OWNERS OR THE PROPERTY, EXCEPT TO THE EXTENT THE SAME RESULTS FROM, CONSTITUTES, OR ARISES FROM A BREACH OF A REPRESENTATION OR WARRANTY, OR A BREACH OR DEFAULT OF A COVENANT CONTAINED IN THIS AGREEMENT OR THE PURCHASE DOCUMENTS (IN EACH CASE, PRIOR TO THE EXPIRATION OF SUCH WARRANTY, REPRESENTATION OR COVENANT). BUYER EXPRESSLY WAIVES ITS RIGHTS GRANTED UNDER ANY PROVISION OF LAW THAT PROVIDES A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT BUYER DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS AGREEMENT TO RELEASE SELLER.
BUYER’S INITIALS ______

8.7    OFAC. Neither Buyer nor its Affiliates is in violation of any laws relating to terrorism, money laundering or the Executive Order or the Anti-Money Laundering and Anti-Terrorism Laws. Neither Buyer nor its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time. To Buyer’s Actual Knowledge, neither Buyer nor its Affiliates (i) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws. To Buyer’s Actual Knowledge, neither Buyer, nor its Affiliates is a country, territory, individual or entity named on any of the Government Lists, and the monies used by Buyer in connection with this Agreement and amounts committed with respect hereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).

9.	CONDITIONS PRECEDENT TO CLOSING.
9.1    Buyer’s Conditions Precedent. The following shall be conditions precedent to Buyer’s obligation to consummate the Closing of the Transactions (collectively, “Buyer’s Conditions Precedent”):
9.1.1    Buyer shall have obtained the approval of the board of directors of its member, Rouse Properties, Inc., of the purchase and sale transaction contemplated herein, provided that any such approval must be obtained prior to expiration of the Due Diligence Period and Buyer shall be deemed to have waived such condition if it delivers its notice of election to proceed pursuant to Section 4.5.
9.1.2    The Title Company shall stand ready to issue at the Closing an extended coverage ALTA Owner’s Policy of Title Insurance for each Individual Property (and an ALTA Leasehold Owner’s Policy of Title Insurance with respect to the leasehold interests under the Salisbury Ground Lease), together with a non-imputation endorsement reasonably acceptable to Buyer, subject only to the Permitted Exceptions (collectively, the “Title Policies”), insuring each Owner’s and the purchaser of Salisbury Ground Seller’s interest in each Individual Property, in the amount of the Purchase Price allocated thereto, dated as of the day of the Closing.
9.1.3    There shall exist no breach of any of Seller’s representations and warranties set forth in Section 7 or elsewhere hereunder (and without taking into effect any updates thereto which disclose a breach thereof) or any material obligation or covenant of Seller hereunder as of the Closing.

9.1.4    Seller shall have delivered to the Escrow Company the items described in Section 11.1.
9.1.5    Estoppel Certificates.
9.1.5.1    Buyer shall have received from Seller, at least three Business Days before the Closing, estoppel certificates, substantially in the form of Exhibit J attached hereto (collectively, “Tenant Estoppel Certificates”), executed by tenants (including any guarantors or such tenants’ obligations under their respective leases) under (i) all Leases demising twelve thousand square feet of space or more (“Major Tenants”), plus (ii) Leases demising an aggregate of not less than seventy percent (the “Estoppel Threshold”) of the balance of the leased rentable square feet of each Property, excluding square footage leased to Major Tenants, Temporary Tenants and storage, kiosk or cart tenants. The delivery by any tenant of an estoppel certificate substantially in the form required by such tenant’s Lease, or the delivery by a national tenant of its standard form of estoppel, shall satisfy this condition. No Tenant Estoppel Certificates shall be dated earlier than sixty days prior to the Closing. A Tenant Estoppel Certificate shall not satisfy this condition if it discloses a Material Default by Owner under the applicable Lease or any other factual matters materially inconsistent with the applicable Lease, the Rent Roll or any other information delivered by Seller to Buyer in connection with its due diligence investigations of the Property. The foregoing requirement and calculation shall exclude in all events the square footage leased by “Temporary Tenants”, meaning tenants whose leases have not at any time had a stated term of more than two years.
9.1.5.2    Seller shall have the option, but shall not be required, to execute a certificate in the form of Exhibit K attached hereto (“Seller Certificate”) for tenants other than the Major Tenants and the Temporary Tenants (“Other Tenants”) who have not provided a Tenant Estoppel Certificate in order to satisfy the Estoppel Threshold; provided, however, that the aggregate square footage of leased premises for which Seller Certificates may be delivered by Seller in lieu of Tenant Estoppel Certificates shall not exceed ten percent of the square footage leased by tenants other than Other Tenants. Seller’s liability to Buyer under each such Seller Certificate for any inaccuracies therein or otherwise shall terminate on the earlier of: (i) the date on which Seller delivers to Buyer a conforming Tenant Estoppel Certificate from a tenant for whom Seller executed a Seller Certificate at the Closing (provided that no outstanding claim or dispute exists in connection with such lease with respect to any matter that was covered by such Seller Certificate, such Tenant Estoppel Certificate does not allege Material Defaults of Owner, and such Tenant Estoppel Certificate confirms, in all material respects, the information included in such Seller Certificate) and (ii) the first anniversary of the Closing.

9.1.5.3    If Buyer disapproves any Tenant Estoppel Certificate delivered pursuant to the terms of this Section, then Buyer must provide written notice to Seller of its disapproval within seven Business Days after receipt of such Tenant Estoppel Certificate, and Seller may, or may cause Owner to, remedy the condition which caused Buyer to disapprove such Tenant Estoppel Certificate and deliver to Buyer prior to the Closing an updated Tenant Estoppel Certificate in accordance with the terms of this Section. Failure to timely deliver such a notice shall be deemed Buyer’s approval of such Tenant Estoppel Certificate. Notwithstanding the foregoing, if any Tenant Estoppel Certificate is delivered pursuant to the terms of this Section during the ten Business Day period prior to the Closing Date, then Buyer must provide written notice to Seller of its disapproval within three Business Days after receipt of such Tenant Estoppel Certificate.
9.1.6    Buyer shall have received from Seller, at least three Business Days before the Closing, estoppel certificates (collectively, the “Operating Agreement Estoppel Certificates”) in form and substance reasonably acceptable to Buyer from each party (other than Seller or Owner) to an Operating Agreement, but such Operating Agreement Estoppel Certificates shall not be dated more than sixty days before Closing. If Buyer disapproves any Operating Agreement Estoppel Certificates delivered pursuant to the terms of this Section, then Buyer shall provide written notice to Seller of its disapproval within five Business Days after receipt thereof, and Seller may, or may cause Owner to, remedy the condition which caused Buyer to disapprove such Operating Agreement Estoppel Certificate and deliver to Buyer prior to the Closing an updated Operating Agreement Estoppel Certificate in accordance with the terms of this Section. Failure to timely deliver such a notice shall be deemed Buyer’s approval of such Operating Agreement Estoppel Certificate.
9.1.7    The Lender Consents have been obtained and the closing of the Loan Assumptions shall have occurred or will occur concurrently with the Closing.
9.1.8    On the date of Closing, the Property shall be in substantially the same condition and repair as on the last day of the Due Diligence Period, ordinary wear and tear excepted.
The conditions set forth in this Section 9.1 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions. If any one or more of the conditions precedent set forth in this Section 9.1 shall not be satisfied by the Outside Closing Date, the Buyer, at its option and by notice to Seller, may elect to (i) terminate this Agreement in which event the Deposit shall be returned to Buyer in accordance with Section 2.1.4, Seller shall bear any title or escrow cancellation fees, and the parties shall have no further rights or obligations hereunder except those which expressly survive termination of this Agreement, or (ii) waive such unsatisfied conditions. Failure to deliver such a notice shall be deemed Buyer’s waiver of such conditions.

The foregoing shall not limit any other rights or remedies of Buyer under this Agreement, at law or in equity, in the event of a breach of this Agreement by Seller.
9.2    Seller’s Conditions Precedent. The following shall be conditions precedent to Seller’s obligation to consummate the purchase and sale transaction contemplated herein with respect to the Property (the “Seller’s Conditions Precedent”):
9.2.1    The Lender Consents have been obtained and the closing of the Loan Assumptions shall have occurred or will occur concurrently with the Closing.
9.2.2    There shall exist no material breach of any of Buyer’s representations and warranties set forth in Section 7.4 or elsewhere hereunder or any material obligation or covenant of Buyer hereunder as of the Closing.
9.2.3    Buyer shall have delivered to the Escrow Company, for disbursement as directed hereunder, all cash or other consideration or other immediately available funds due from Buyer to Seller in accordance with this Agreement.
9.2.4    Buyer shall have delivered to the Escrow Company the items described in Section 11.2.
The conditions set forth in this Section 9.2 are solely for the benefit of Seller and may be waived only by Seller. Seller shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions. If any one or more of the conditions precedent set forth in this Section 9.2 shall not be satisfied by the Outside Closing Date, the Seller, at its option and by notice to Buyer, may elect to (i) terminate this Agreement in which event the Deposit shall be returned to Buyer in accordance with Section 2.1.4, Seller shall bear any title or escrow cancellation fees, and the parties shall have no further rights or obligations hereunder except those which expressly survive termination of this Agreement, or (ii) waive such unsatisfied conditions. Failure to deliver such a notice shall be deemed Seller’s waiver of such conditions. The foregoing shall not limit any other rights or remedies of Seller under this Agreement in the event of a breach of this Agreement by Buyer.

10.	COVENANTS OF SELLER.
While this Agreement remains in full force and effect, Seller covenants as follows:
10.1    No Transfers; Non-Solicitation. After the Execution Date and before the Closing, Seller shall not sell, encumber or otherwise transfer the Interests or any part thereof or any interest therein without Buyer’s consent, except as provided in Section 10.2.
10.2    Leasing.
10.2.1    During the Due Diligence Period, and thereafter if Buyer has timely delivered to Seller notice of its intention to proceed pursuant to Section 4.5, Seller shall consult with Buyer in weekly conference calls on proposed leasing activity (including proposed new leases and modifications to or terminations of existing Leases) with respect to the Property. Seller shall not cause Owner to enter into any new leases, or amend, modify, terminate or extend any existing Leases with respect to the Property, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed during the Due Diligence Period but which consent may be granted or withheld in Buyer’s sole and absolute discretion thereafter. Buyer’s withholding of consent to a renewal or amendment of any existing Lease shall be deemed reasonable where the rental amount under such renewal or amendment will be less than the rental amount payable by Tenant for such Lease immediately prior thereto. Provided Seller has delivered to Buyer written notice requesting Buyer’s consent to the proposed transaction, which notice shall include a conspicuous statement in all capital letters stating that Buyer’s consent will be deemed given if such request is not disapproved in writing within five Business Days of Buyer’s receipt of such notice, Buyer’s consent shall be deemed given if not disapproved in writing within five Business Days of receipt of such written notice of proposed transaction.
10.2.2    Each notice of or request for consent to a new, extended or renewed lease or a request to modify or terminate a lease shall include the applicable documentation and information about the economic terms of the lease and financial condition of the tenant and the costs and expenses that will be the monetary obligation of Buyer under the lease. Upon executing any new lease or modification or termination of an existing lease, Seller shall promptly deliver to Buyer a copy thereof.
10.2.3     If the Closing occurs, Seller shall have no liability or responsibility for, and Buyer shall be solely responsible for, the payment of all Leasing Costs (if any) for all Leases, or amendments, modifications or extensions of any existing Lease, executed on or after the Execution Date, and Seller shall be solely responsible for all Leasing Costs for Leases, or any amendment, modification or extension of any Lease executed before the Execution Date. As used herein, “Leasing Costs” means any broker’s fees and commissions, tenant improvement costs or allowance, free rent, move-in allowance and any other payment or credit to the tenant in connection with any Lease, in each instance executed after the Execution Date in accordance with this Section 10.2. Seller shall be solely responsible for Leasing Costs incurred in connection with Leases entered into by Seller in breach of this Section 10.2.
10.2.4    Seller shall, at its sole cost and expense, effective upon the Closing, cause Owner to effectuate the transfer of any letters of credit posted by tenant as security deposits. The provisions of this Section shall survive the Closing.
10.3    Contracts and Operating Agreements. During the Due Diligence Period, and thereafter if Buyer has timely delivered to Seller notice of its intention to proceed pursuant to Section 4.5, Seller shall consult with Buyer in weekly conference calls on proposed contracting activity with respect to the Property (including Operating Agreements, and modifications or terminations thereof). Seller shall not cause Owner to enter into any new contracts, agreements or operating agreements which would bind the Property or Buyer which are not terminable at or before Closing without any fee or penalty or materially amend, modify, terminate or extend the Contracts or Operating Agreements in any case without the prior consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed during the Due Diligence Period but which consent may be granted or withheld in Buyer’s sole and absolute discretion thereafter. Provided Seller has delivered to Buyer written notice requesting Buyer’s consent to the proposed transaction, which notice shall include a conspicuous statement in all capital letters stating that Buyer’s consent will be deemed given if such request is not disapproved in writing within five Business Days of Buyer’s receipt of such notice, Buyer’s consent shall be deemed given if not disapproved in writing within five Business Days of receipt of such written notice of proposed transaction.
10.4    Loans. Seller shall not, and shall not permit any Owner to, amend or modify the Loans, or prepay principal of the Loans (other than as required under the Loan Documents), without the prior written consent of Buyer.
10.5    Insurance. Until the Closing, Seller shall, and shall cause Owner to, continue to carry its existing property-casualty insurance and keep the Property insured, at a minimum, for full replacement cost against fire, vandalism and other loss, damage and destruction under Seller’s existing policies of insurance for the Property. Promptly following the Execution Date, Seller shall provide to Buyer an insurance certificate showing Buyer and Owners as additional insureds under Seller’s casualty insurance coverage. Owner’s insurance policies shall not be assigned to Buyer at the Closing, and Buyer shall obtain its own insurance coverage from and after the Closing.
10.6    Operations. Until the Closing, Seller shall, and shall cause Owner to operate and maintain the Property in the ordinary course of business, consistent with past practices, including, without limitation, (i) maintaining the physical condition of the Property in substantially its current condition, reasonable and ordinary wear and tear and damage by Buyer and its agents excepted, (ii) performing maintenance and repairs for the Property in the ordinary course of business, (iii) renewing all licenses and permits prior to their expiration, and (iv) not making any alterations or improvements at the Property, or demolishing any of the Property, other than in the ordinary course of business or as otherwise required under any Leases.
10.7    Entities. Until the Closing, Seller shall maintain in good standing all entities in which Seller has agreed to sell the Interests, and shall not modify, amend or terminate any of such entities’ Owner Agreements.
10.8    Ongoing Deliveries. Until the Closing, Seller shall cause Owner to deliver to Buyer copies of any material notices from tenants under the Leases or third parties under the Operating Agreements or Contracts, and any notice described in Sections 7.1.3, 7.1.4 and 7.1.14 that Seller or Owner receives subsequent to the Execution Date, within five days after receipt.

11.	CLOSING DELIVERIES.

11.1    Seller’s Closing Deliverables. At or prior to the Closing, Seller shall deliver or cause to be delivered to the Escrow Company the following:
11.1.5    Deed. A deed in the form of Exhibit C attached hereto (the “Deed”) for the Salisbury Land, executed by Salisbury Ground Seller, in recordable form, conveying the Salisbury Land to Buyer free and clear of all claims, liens and encumbrances other than the Permitted Exceptions.
11.1.6    Assignment of Salisbury Ground Lease (Salisbury). An Assignment of Salisbury Ground Lease in the form of Exhibit D attached hereto (the “Assignment of Salisbury Ground Lease”), executed by Salisbury Ground Seller, assigning to Buyer and/or its designated Affiliate all of Salisbury Ground Seller’s interest as lessor under the Salisbury Ground Lease.
11.1.7    Assignment of Membership Interest (Chesterfield Interest). An Assignment of Membership Interest in the form of Exhibit E attached hereto (the “Chesterfield Assignment of Membership Interest”), executed by WRLP, assigning to Buyer all of WRLP’s interests in Chesterfield Owner.
11.1.8    Assignment of Membership Interest (Salisbury Interest). An Assignment of Membership Interest in the form of Exhibit F attached hereto (the “Salisbury Assignment of Membership Interest”), executed by WRLP, assigning to Buyer all of WRLP’s interests in Salisbury Ground Lessee.
11.1.9    Assignment of Membership Interest (Salisbury B Interest). An Assignment of Membership Interest in the form of Exhibit G attached hereto (the “Salisbury Borrower Assignment of Membership Interest”), executed by MPLP, assigning to Buyer all of MPLP’s interests in Salisbury Borrower.
11.1.10    FIRPTA. An affidavit (the “Certificate of Non-Foreign Status”), in the form of Exhibit H hereto, executed by Seller, certifying that Seller is not a “foreign person” within the meaning of Section 1445-2(b)(2)(iii) of the Internal Revenue Code of 1986.
11.1.11    Schedule of Leases. An updated, current schedule of leases relating to the Property (updating the schedule of leases set forth on Exhibit B-1 and Exhibit B-2 hereto), certified by Seller as being true, correct and complete as of the Closing Date (“Updated Schedule of Leases”).
11.1.12    Tenant Letter. Executed original letters to all tenants of the Property advising that the Interests have been sold to Buyer, changing the landlord’s address for notice purposes, and directing payment of rents in accordance with the directions of Buyer or its lender (“Tenant Letters”).

11.1.13    Estoppels. To the extent not previously delivered to Buyer, the Tenant Estoppel Certificates, the Seller Certificates, to the extent applicable, and the Operating Agreement Estoppel Certificates.
11.1.14    Title Affidavit. Such title affidavits, undertakings, and similar instruments in form and substance acceptable to Title Company as may be reasonably required to cause Title Company to issue the Title Policies as required pursuant to the terms of this Agreement.
11.1.15    Transfer Tax Forms. Any required state or local real property transfer tax forms and property tax assessor form.
11.1.16    Termination of Management Agreements. Evidence that the management agreements between Owner and any property manager (the “Management Agreements”) have been terminated.
11.1.17    Termination of Other Agreements. Evidence that Material Agreements which Buyer has not elected to assume have been terminated.
11.1.18    Rent Roll. An updated, current Rent Roll relating to the Property (updating the Rent Roll set forth on Exhibit O hereto), certified by Seller as being true, correct and complete as of the Closing Date (“Updated Rent Roll”).
11.1.19    Seller’s Certificate. A certificate certifying that all of Seller’s representations and warranties set forth in Section 7.1 of this Agreement are true and correct in all material respects on the Closing Date, except as may have been modified pursuant to Section 7.3, in the form of Exhibit N attached hereto (“Seller’s Certificate”).
11.1.20    Closing Statement. A closing statement (the “Closing Statement”) for the purchase and sale of the Property.
11.1.21    Lender Consents and the Loan Assumption Documents. If the Lender Consents have been obtained, documentation evidencing such Lender Consents and the Loan Assumption Documents, to the extent Seller or its Affiliates is required to be a party thereto.
11.1.22    Other Instruments. Customary documents of assurance reasonably required by the Title Company to issue to the Buyer the Title Policies and any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by this Agreement; provided that Seller shall not be obligated to deliver any document that would increase Seller’s obligations or liability under this Agreement.
On the Closing Date, Seller shall deliver to Buyer outside of the escrow originals (or if unavailable, copies thereof, certified by Seller as true and complete) of the Leases, Licenses, Contracts, Permits, Warranties, Operating Agreements, Material Agreements and all other files relating to the Property, together with any keys or access cards to the Property.

11.2    Buyer’s Closing Deliverables. At or prior to the Closing, Buyer shall deliver to the Escrow Company the following:
11.2.1    Purchase Price. The balance of the Purchase Price, together with such other sums as are required to pay Buyer’s share of the closing costs, prorations, reimbursements and adjustments pursuant to the terms of this Agreement, all in immediately available funds.
11.2.2    Counterparts. Executed counterparts of the Assignment of Salisbury Ground Lease, the Chesterfield Assignment of Membership Interest, the Salisbury Assignment of Membership Interest, the Salisbury Borrower Assignment of Membership Interest and the Closing Statement.
11.2.3    Lender Consent Documentation and Release of Guarantors/Indemnities. The documentation required by the Lenders to effectuate the Lender Consents, and a release of Seller and Seller’s Affiliates as guarantor and indemnitor with respect to the Loans as described in Section 2.2.3 above, or, if a Lender is unwilling to provide such a release, then the indemnity described in Section 2.2.3 above.
11.2.4    Buyer’s Certificate. A certificate certifying that all of Buyer’s representations and warranties set forth in Section 7.2 of this Agreement are true and correct in all material respects on the Closing Date (“Buyer’s Certificate”).
11.2.5    Post-Closing Indemnity. An indemnity agreement executed by Owners in accordance with the requirements of Section 12.2.2.
11.2.6    Lender Consents and the Loan Assumption Documents. If the Lender Consents have been obtained, the Loan Assumption Documents, including replacement guarantees required under Section 2.2.1 and Article 5 above, to the extent Buyer or its Affiliates is required to be a party thereto.
11.2.7    Other Instruments. Any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by this Agreement; provided that Buyer shall not be obligated to deliver any such document that would increase Buyer’s obligations or liability under this Agreement.

12.	PRORATIONS, ADJUSTMENTS; POST-CLOSING INDEMNITIES.
12.1    Proration Method. The parties agree that they shall use the Proration Method set forth on Exhibit L attached hereto to determine all prorations and adjustments to be made in connection with the Closing and the transaction contemplated by this Agreement. At least three Business Days prior to Closing, Seller shall deliver a draft closing statement prepared in accordance with this Section 12 and Exhibit L to Buyer for its review and approval. At Closing, the parties shall execute a mutually acceptable closing statement.

12.2    Post-Closing Indemnities.
12.2.1    From and after the Closing, Seller shall and does hereby indemnify Buyer and Owners against, and agrees to hold Buyer and Owners harmless of and from, all liabilities, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys’ fees and disbursements, incurred by Buyer or any Owner and arising out of relating to (i) any contractual obligations of the Owners to the extent performance was due or  required to be paid prior to the Closing Date, or (ii) any other liability or obligation relating to the Owners and/or the Interests to the extent arising from third party claims resulting from events occurring or alleged to have occurred prior to the Closing Date, but excluding any claim related to the condition or value of the Property (other than third party claims for personal injury or property damage resulting therefrom) or any environmental claim arising from or related to the presence of Hazardous Materials on the Property.
12.2.2    At the Closing, Buyer shall cause the Owners and any entities to which it assigns its rights hereunder to indemnify Seller against, and to hold Seller harmless of and from, (i) all contractual obligations of the Owners to the extent performance is due or payable on or after the Closing Date, and (ii) all liabilities, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys’ fees, related to personal injury or property damage (but excluding any claim related to the condition or value of the Property or any environmental claim arising from or related to the presence of Hazardous Materials on the Property), in connection with the ownership of the Interests to the extent arising from events occurring or alleged to have occurred on or after the Closing Date.
12.3    Survival. The provisions of this Section 12 and Exhibit L shall survive the Closing.

13.	CLOSING.
13.1    Closing Date. As used herein, the “Closing” is the consummation of the purchase and sale contemplated herein which shall occur on a date Buyer and Seller mutually approve on or before but in any event not later than December 10, 2013 (the “Outside Closing Date”). Time is of the essence as to such date. As used herein, the term “Closing Date” means the date that the Purchase Price is received by Seller and the Property is conveyed to Buyer in accordance with this Agreement.

14.	ESCROW.
14.1    Instructions. Within two Business Days after the Execution Date, Buyer and Seller each shall deposit a copy of this Agreement executed by such party with the Escrow

Company. This Agreement, together with such further instructions, if any, as the parties shall jointly provide to the Escrow Company by written agreement, shall constitute the escrow instructions. If any requirements relating to the duties or obligations of the Escrow Company hereunder are not acceptable to the Escrow Company, or if the Escrow Company requires additional instructions, the parties hereto agree to provide reasonable joint supplemental instructions which do not materially alter the terms of this Agreement.
14.2    Authorization to Close. The Escrow Company is hereby authorized to close the escrow only if and when: (i) the Escrow Company has received all items to be delivered by Seller and Buyer into escrow with the Escrow Company pursuant to Section 11; (ii) the Title Company has irrevocably committed to issue the Title Policies concurrently with the Closing; and (iii) the Escrow Company has received written authorization from Buyer and Seller, or their respective representatives or attorneys, to close the escrow.
14.3    Close of Escrow. Concurrently with the Closing, the Escrow Company shall:
14.3.1    Deliver to Buyer: (i) the Deed and the Assignment of Salisbury Ground Lease by causing such documents to be recorded/delivered for recording in such exact order in the Official Records of the Office of the County Recorder where the Property is located, and immediately upon recording, delivering to Buyer a conformed copy, if available, of each of such documents; (ii) the Chesterfield Assignment of Membership Interest, the Salisbury Assignment of Membership Interest, the Salisbury Borrower Assignment of Membership Interest; (iii) the Certificate of Non-Foreign Status; (iv) the Updated Schedule of Leases and the Updated Rent Roll; (v) the Tenant Letters; (vii) the Loan Assumption Documents, (viii) the Seller’s Certificate, and (ix) any funds deposited by Buyer, and any interest earned thereon, in excess of the amount required to be paid by Buyer hereunder and all other documents and materials deposited into the escrow created by this Agreement.
14.3.2    Deliver to Seller: (i) the Purchase Price, after satisfying the closing costs, prorations and adjustments to be paid by Seller pursuant to Sections 12 and 14 hereof, and any other amounts payable by Seller hereunder; (ii) the Chesterfield Assignment of Membership Interest, the Salisbury Assignment of Membership Interest, the Salisbury Borrower Assignment of Membership Interest; (iii) the Loan Assumption Documents; (iv) the release or indemnity described in Section 2.2.3; (v) the Management Agreements; (vi) the Loan Assumption Documents; and (vii) conformed, recorded copies of the Deed and the Assignment of Salisbury Ground Lease.
14.4    Real Estate Reporting Person. The Escrow Company is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by the Escrow Company shall so provide. Upon the consummation of the transaction contemplated by this Agreement, the Escrow Company shall file the Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

15.	CLOSING COSTS.
15.1    Seller’s Closing Costs.
15.1.1    Chesterfield Mall. In connection with the Closing of the Chesterfield Transaction, Seller shall pay (i) the cost of any Title Curative Endorsements (hereinafter defined), (ii) the state grantor’s tax, (iii) one-half of the escrow fee, (iv) one-half of the Assumption Fee, (v) any other costs customarily paid by a seller in Richmond, Virginia, and (vi) the fees and expenses of its own counsel and consultants. “Title Curative Endorsements” means any title endorsements Seller elects to obtain pursuant to Section 3.3 to resolve Disapproved Exceptions.
15.1.2    Salisbury Mall. In connection with the Closing of the Salisbury Transaction, Seller shall pay (i) the cost of any Title Curative Endorsements, (ii) one-half of the transfer taxes, including state and county transfer taxes and the state recordation tax, (iii) one-half of the escrow fee, (iv) one-half of the Assumption Fee, (v) any other costs customarily paid by a seller in Wicomico County, Maryland, and (vi) the fees and expenses of its own counsel and consultants.
15.2    Buyer’s Closing Costs.
15.2.3    Chesterfield Mall. In connection with the Closing of the Chesterfield Transaction, Buyer shall pay (i) the title insurance premium payable in connection with the Title Policies, including any extended coverage owner’s policy, any lender’s policy of title insurance, and any additional title coverage, (ii) the cost of any title endorsements which are not Title Curative Endorsements, (iii) the cost of the Updated Survey, if any, (iv) all state and local transfer taxes (other than the state grantor’s tax), (v) all recording fees for recordable documents, if any, (vi) one-half of the escrow fee, (vii) all costs incurred in connection with financing the purchase of the Chesterfield Interests, (viii) the costs of its due diligence investigations, including any engineer’s and architect’s reports, (ix) one-half of the Assumption Fee, (x) any other costs customarily paid by a buyer in Richmond, Virginia, and (xi) the fees and expenses of its own counsel and consultants.
15.2.4    Salisbury Mall. In connection with the Closing of the Salisbury Transaction, Buyer shall pay (i) the title insurance premium payable in connection with the Title Policies, including any extended coverage owner’s policy, any lender’s policy of title insurance, and any additional title coverage, (ii) the cost of any title endorsements which are not Title Curative Endorsements, (iii) the cost of the Updated Survey, if any, (iv) one-half of the transfer taxes, including state and county transfer taxes and the state recordation tax, (v) all recording fees for recordable documents, (vi) one-half of the escrow fee, (vii) the costs of its due diligence investigations, including any engineer’s and architect’s reports, (viii) one-half of the Assumption Fee, (ix) any other costs customarily paid by a buyer in Wicomico County, Maryland, and (x) the fees and expenses of its own counsel.

15.3    Cancellation Fees. If the sale of the Interests contemplated hereunder does not occur because of a default on the part of Buyer, then all escrow and title cancellation fees shall be paid by Buyer. If the sale of the Interests does not occur because of a default on the part of Seller, then all escrow and title cancellation fees shall be paid by Seller. If the sale of the Interests does not occur for reasons other than a default by Seller or Buyer, then Seller and Buyer each shall pay fifty percent of any escrow and title cancellation fees.

16.	BROKER’S COMMISSION.
16.1    Buyer Representation. Buyer represents and warrants to Seller that no brokerage commission, finder’s fee or other compensation is due or payable with respect to the transactions contemplated herein arising from Buyer’s actions or omissions (except that Buyer has dealt with Seller’s Broker (as hereinafter defined)). Buyer hereby agrees to indemnify, defend, and hold the Seller Parties harmless from and against any Liabilities incurred by Seller by reason of any breach or inaccuracy of the foregoing representation and warranty.
16.2    Seller Representation. Seller represents and warrants to Buyer that no brokerage commission, finder’s fee or other compensation is due or payable with respect to the transactions contemplated herein arising from Seller’s actions or omissions, other than to Eastdil Secured L.L.C. (the “Seller’s Broker”). Seller hereby agrees to indemnify, defend, and hold Buyer harmless from and against any Liabilities incurred by Buyer by reason of any breach or inaccuracy of the foregoing representation and warranty. Seller’s obligation to pay the Seller’s Broker shall be governed by a separate agreement between Seller and Seller’s Broker.
16.3    Survival. The provisions of this Section shall survive the Closing or termination of this Agreement.

17.	RISK OF LOSS; TAKING.
17.1    Material Damage. If before the Closing the Property is materially damaged (as defined in Section 17.4), Buyer shall have the right, exercisable by giving written notice to Seller within fifteen Business Days after receiving written notice from Seller of such damage or destruction, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except with respect to rights and obligations herein which expressly survive termination of this Agreement), Buyer and Seller shall each be responsible for one-half of any escrow and title cancellation fees, the Deposit shall be refunded to Buyer, and any other funds and documents in the Escrow shall be returned to the party depositing the same, or (ii) to accept the Interests and the Salisbury Land notwithstanding the damage to the Property, i.e., with the Property in its then-current condition, without a reduction in the Purchase Price except for an amount equal to the deductible under the insurance policy, and to proceed with the Closing, in which event Seller shall cooperate with Owner and Buyer to have all proceeds paid to Owner and Buyer shall have the right to participate in any award discussions, negotiations and litigation. In such event, Seller shall provide to Buyer (a) continued access the Property in accordance with the Access Agreement, (b) copies of all insurance policies and endorsements relating to the damaged Property, and (c) access to Seller’s risk management team and insurance brokers in order to facilitate Buyer’s assessment of its ability to recover losses relating to such damage. Buyer’s failure within such fifteen Business Day period to deliver a written notice electing to proceed under either clause (i) or (ii) above shall be deemed to be Buyer’s election to proceed under clause (ii) above. If Buyer elects, or is deemed to elect, to proceed under clause (ii) above, Seller shall not, and shall not permit Owner to, compromise, settle or adjust any claims to such proceeds without Buyer’s prior written consent, which consent may be granted or withheld in Buyer’s sole and absolute discretion. If the event causing material damage occurs within fifteen Business Days before the Outside Closing Date, the Outside Closing Date shall be extended for the number of days necessary for the Buyer to have fifteen Business Days after the receipt of notice of such damage to elect to proceed under either clause (i) or (ii) above. The provisions of this Section shall survive the Closing.
17.2    Material Condemnation. If before the Closing all or any material portion of any Property (as defined in Section 17.4) is subject to a “taking” (hereinafter defined), Buyer shall have the right, exercisable by giving written notice to Seller within fifteen Business Days after receiving written notice from Seller of such taking, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except with respect to rights and obligations herein which expressly survive termination of this Agreement), Buyer and Seller shall each be responsible for one-half of any escrow and title cancellation fees, the Deposit shall be returned to Buyer in accordance with Section 2.1.4, and any other funds and documents in the Escrow shall be returned to the party depositing the same, or (ii) to accept the Property notwithstanding the taking of such portion of the Property, i.e., with the Property in its then-current condition, without a reduction in the Purchase Price, and to proceed with the Closing and to receive an assignment of all of Seller’s rights to any condemnation award payable by reason of such taking; in which event Seller shall, and shall cause Owner to, cooperate with Buyer to have the award paid to Owner and Buyer shall have the right to participate in any award discussions, negotiations and litigation. In such event, Seller shall provide to Buyer (a) continued access the Property in accordance with the Access Agreement, and (b) copies of all notices, filings and other information received by Owner with respect to such taking, in order to facilitate Buyer’s assessment of its ability to recover losses relating to such taking. Buyer’s failure within such fifteen Business Day period to deliver a written notice electing to proceed under either clause (i) or (ii) above shall be deemed to be Buyer’s election to proceed under clause (ii) above. If Buyer elects, or is deemed to elect, to proceed under clause (ii) above, Seller shall not, and shall not permit Owner to, compromise, settle or adjust any claims to such award without such Buyer’s prior written consent, which consent may be granted or withheld in Buyer’s sole and absolute discretion. As used in this Section, “taking” means any transfer of the Property or any portion thereof or interest therein to a governmental entity or other party with appropriate authority, by exercise of the power of eminent domain. If notice of the material taking is received within fifteen Business Days prior to the Outside Closing Date, the Outside Closing Date shall be extended for the number of days necessary for Buyer to have fifteen Business Days after the receipt of notice of such taking to elect to proceed under either clause (i) or (ii) above. The provisions of this Section shall survive the Closing.

17.3    Non-Material Damage or Condemnation. If before the Closing any non-material portion of the Property is damaged or subject to a taking, Buyer shall accept the Interests with the Property in its then-current condition and proceed with the Closing and receive a credit against the Purchase Price in the amount of the deductible, and Buyer shall be entitled to (and shall receive) an assignment of all of Seller’s rights to any insurance proceeds, or any award in connection with such taking, as the case may be. In such event, Seller shall provide to Buyer (a) continued access the Property in accordance with the Access Agreement, (b) copies of all insurance policies and endorsements relating to the damaged Property, and (c) access to Seller’s risk management team and insurance brokers in order to facilitate Buyer’s assessment of its ability to recover losses relating to such damage. In the event of any such non-material damage or taking, Seller shall not, and shall not permit Owner to, compromise, settle or adjust any claims to such insurance proceeds or such award, as the case may be, without Buyer’s prior written consent (which consent may be granted or withheld in Buyer’s sole and absolute discretion) and Buyer shall have the right to participate in all award discussions, negotiations and litigation. The provisions of this Section shall survive the Closing.
17.4    Material Defined. For the purpose of this Section 17, damage to an Individual Property shall be deemed to be “material”, or involve a “material portion”, if (i) the cost of restoration or repair of such damage or the amount of the condemnation award with respect to such taking exceeds Ten Million Dollars ($10,000,000) with respect to each Individual Property, or (ii) any Major Tenant has the right to terminate its Lease as a result thereof.
17.5    Notification. Seller agrees to give Buyer written notice of any taking, damage or destruction of any portion of the Property promptly after Seller obtains knowledge thereof.

18.	DEFAULT.
18.1    Seller Default. If Seller fails to close the Transactions due to a Seller default or breaches in any material respect its other obligations under this Agreement, or if any representation or warranty made by Seller in this Agreement is not true and correct, Buyer may, as its sole and exclusive remedy hereunder, elect one of the following remedies:
18.1.1    Termination if Not Cured. Terminate this Agreement by written notice to Seller and Escrow Company given at any time after Seller shall have failed to cure such default for a period of ten days after written notice from Buyer, in which event the Outside Closing Date shall be extended as necessary to accommodate such cure period. Upon receipt of such notice of termination, Seller shall promptly instruct Escrow Company to refund the Deposit to Buyer and Seller shall reimburse Buyer’s actual, out of pocket expenses incurred pursuant to or in connection with this Agreement (including any Loan Assumption Fees paid by Buyer, and reasonable attorneys’ fees and disbursements) (“Buyer’s Out of Pocket Expenses”) within five Business Days after receipt of a written request from Buyer, together with reasonable back-up documentation to support the same, not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00). Upon return of the Deposit to Buyer and Seller’s reimbursement of Buyer’s Out of Pocket Expenses, Seller and Buyer shall not have any further liability whatsoever to the other under this Agreement (except pursuant to provisions hereof which expressly survive such termination).
18.1.2    Specific Performance. Commence an action or proceeding for specific performance of Seller’s covenant to consummate the Transactions, provided, however, that Buyer is otherwise ready, willing and able to perform in accordance with this Agreement, and Buyer commences such action and service of process is completed within ninety days of the Outside Closing Date.
18.2    Buyer Default. If, after the Due Diligence Period has expired, Buyer fails to consummate the Transactions solely due to a Buyer’s default, Seller may, as its sole and exclusive remedy for such default, terminate this Agreement by written notice to Buyer and Escrow Company given at any time after Buyer shall have failed to cure such default for a period of ten days after written notice from Seller, and retain the Deposit as liquidated damages for such default, whereupon Seller and Buyer each shall not have any further liability whatsoever to the other under this Agreement (except pursuant to provisions hereof which expressly survive such termination).
18.3    Liquidated Damages. WITH RESPECT TO THE LIQUIDATED DAMAGES PROVIDED FOR IN SECTIONS 18.1.1 AND 18.2 ABOVE, THE PARTIES ACKNOWLEDGE AND AGREE THAT THE ACTUAL DAMAGES RESULTING FROM SUCH DEFAULTS WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE EXECUTION DATE THE AMOUNTS SET FORTH ABOVE REPRESENT THE PARTIES’ REASONABLE ESTIMATES OF SUCH DAMAGES. THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED AS A REASONABLE AGREEMENT TO AVOID THE COST AND UNCERTAINTY OF LITIGATION.
SELLER’S INITIALS: ____        BUYER’S INITIALS: ____

19.	MISCELLANEOUS.
19.1    Authority. Each of Buyer and Seller hereby represents that the individuals and entity(ies) executing this Agreement and the Purchase Documents on behalf of Buyer and Seller, respectively, has the capacity set forth on the signature pages hereof with full power and authority to bind to the terms hereof the party on whose behalf he, she or it is executing this Agreement and the Purchase Documents.
19.2    Entire Agreement. This Agreement, together with the Access Agreement, is the entire agreement between the parties hereto with respect to the subject matter hereof and this Agreement and the Access Agreement supersede all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement or the Access Agreement.
19.3    Time of Essence. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement. All times provided in this Agreement for the performance of any act shall be strictly construed.
19.4    Notices. Any and all notices, requests, approvals, authorizations, consents and other communications required or permitted to be delivered hereunder shall be in writing (whether or not expressly stated as to be in writing hereunder) and may be sent by emailed Adobe® portable document format (.pdf) document, sent by Federal Express or other overnight courier service, personally delivered or mailed registered or certified mail, return receipt requested. If a notice is sent by emailed .pdf document, it shall be deemed given when transmission is complete if a copy of the notice is sent to the recipient by overnight courier for delivery within two Business Days following the date of electronic transmission. If a notice is personally delivered, sent by overnight courier service or sent by registered or certified mail, it shall be deemed given upon receipt or refusal of delivery. The time to respond to any notice shall commence to run on the date of delivery at the appropriate addresses (or the date of attempted delivery if delivery is refused during normal business hours or notice is designated by the postal authorities or other messenger or courier services as not deliverable); provided, that if such delivery occurs after 5:00 p.m. (local time where received) or on a day which is not a Business Day, then such notice or demand shall be deemed delivered on the immediately following Business Day after the actual day of delivery. The address to be used in connection with notices are the following, or such other address as a party shall from time to time direct by ten days advance written notice given in accordance with this Section:

Buyer:	RPI Acquisition, LLC c/o Rouse Properties, Inc. 1114 Avenue of the Americas, Suite 2800 New York, New York 10036-7703 Attn: Andrew Galvin Email: andrew.galvin@rouseproperties.com Telephone: (646) 755-7044
With a copy to:	RPI Acquisition, LLC c/o Rouse Properties, Inc. 1114 Avenue of the Americas, Suite 2800 New York, New York 10036-7703 Attn: General Counsel E-mail: Susan.Elman@Rouseproperties.com Telephone: (646) 755-7015
And to:	Kasowitz, Benson, Torres & Friedman LLP 1633 Broadway New York, New York 10019 Attn: Wallace L. Schwartz, Esq. Email: Wschwartz@kasowitz.com Telephone: (212) 506-1845
Seller:	[Applicable Seller(s)] c/o The Macerich Company 401 Wilshire Boulevard, Suite 700 Santa Monica, California 90401 Attn: Thomas J. Leanse, Esq. Email: Thomas.Leanse@macerich.com Telephone: (310) 899-6477
With a copy to:	Manatt, Phelps & Phillips, LLP 11355 West Olympic Boulevard Los Angeles, California 90064 Attn: Tom Muller, Esq. Email: tmuller@manatt.com Telephone: (310) 312-4171
Escrow Company:	Commonwealth Land Title Insurance Company 888 South Figueroa Street, Suite 2100 Los Angeles, California 90017 Attn: Mai-Ly Marsh Email: mmarsh@cltic.com Telephone: 213-330-3071 Escrow No. 09280098

19.5    Further Assurances. The parties agree to execute such instructions to the Escrow Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement. The provisions of this Section shall survive the Closing.

19.6    Construction and Interpretation; No Waivers; Amendment. This Agreement has been negotiated and drafted by both parties and their attorneys, and therefore the language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to “Sections” are to Sections of this Agreement, unless otherwise specifically provided. All references made (i) in the neuter, masculine or feminine gender shall be deemed to have been made in all genders, and (ii) in the singular or plural shall be deemed to have been made in all numbers. “Including” means “including without limitation”. If any time period expires or deadline falls on a day that is not a Business Day, it shall be extended to the next Business Day. As used in this Agreement, an “Affiliate” means with respect to Seller or Buyer, any person or entity directly or indirectly controlling, controlled by or under common control with such other person or entity. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise. The term “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency or political subdivision thereof), or other entity of any kind, or any combination of the foregoing. No waiver hereunder by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach. Any waiver, amendment, modification, consent or acquiescence with respect to any provision of this Agreement must be set forth in writing and duly executed by the party to be bound thereby.
19.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and assigns; provided, however, that Buyer may not assign its rights or delegate its duties under this Agreement without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned, or delayed; provided, further, however, that Buyer may assign its rights or delegate its duties under this Agreement to entities that are majority owned and controlled by Rouse Properties, Inc., without Seller’s consent, but Buyer shall provide written notice to Seller of such assignment at least five days before the Outside Closing Date. Any such assignees shall expressly but severally assume Buyer’s obligations hereunder and Buyer shall remain primarily liable for such obligations. Seller may assign its respective rights and/or delegate its respective duties under this Agreement provided the assignee shall expressly assume Seller’s obligations hereunder and Seller shall remain primarily liable for such obligations. Seller shall notify Buyer in writing of any such assignment and/or delegation promptly thereafter.
19.8    Exhibits. Exhibits A through T, inclusive attached hereto are incorporated herein by this reference.
19.9    Relationship. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of Seller and Buyer with respect to the Interests and the Salisbury Land to be conveyed as contemplated hereby.
19.10    No Recordation. Neither this Agreement nor any memorandum or short form hereof shall be recorded or filed in the public land or other public records of any jurisdiction by either party and any attempt to do so shall constitute a breach of this Agreement.
19.11    No Third Party Beneficiaries. Seller and Buyer agree that it is their specific intent that no broker or any other third party shall be a party to or a third party beneficiary of this Agreement or the escrow; and further that the consent of a broker or other third party shall not be necessary to any agreement, modification, amendment, or delivery of documentation in connection with the transaction contemplated by this Agreement.
19.12    Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement or in any exhibits attached hereto or in any documents executed in connection herewith or delivered at Closing (collectively, including this Agreement, said exhibits and any such documents, the “Purchase Documents”), after the Closing: (i) the recourse of Buyer or its successors or assigns against Seller or any of the Seller Parties with respect to the alleged breach by or on the part of Seller or any of the Seller Parties of any representation, warranty, covenant, undertaking or agreement contained in any of the Purchase Documents (collectively, “Seller’s Undertakings”), exclusive of (a) any agreement regarding adjustments or prorations; (b) any obligation to pay proceeds or condemnation awards; or (c) any express indemnity to the extent relating to claims of third parties set forth in the Purchase Documents with respect to each Individual Property; or (d) fraud; or (e) the indemnity set forth in Section 12.2.1, shall be limited to an amount not to exceed two percent of the Purchase Price allocated to such Individual Property for all recourse of Buyer under the Purchase Documents; (ii) neither Buyer nor any of its successors or assigns shall have any recourse against Seller or any of the Seller Parties with respect to the Seller’s Undertakings unless the aggregate amount of all actual damages suffered by Buyer or its successors and assigns exceeds Two Hundred Thousand Dollars ($200,000) with respect to each Individual Property, and then only as to the portion of such damages that exceeds such amount, and (iii) no personal liability or personal responsibility of any sort with respect to any of Seller’s Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against any of the Seller Parties other than Seller, and then subject to the limitations in clauses (i) and (ii) above. The provisions of this Section shall survive the Closing.
19.13    1031 Exchange. Seller and/or Buyer may desire to effect a tax-deferred like kind exchange with respect to its sale or purchase, respectively, of the Property (in either case “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”) and any similar provisions of state or local law. If either party elects to effect an Exchange (the “Exchangor”), then, subject to the terms and provisions of this Section, the other party (the “Non-Exchangor”) shall reasonably cooperate with the Exchangor in effecting the Exchange. The Exchange will be structured by the Exchangor at its sole cost and expense such that the Non-Exchangor will have no obligation to acquire or enter into the chain of title to any property other than the Property. The Non-Exchangor’s sole obligation in connection with the Exchange shall be to review and execute certain customary documentation reasonably acceptable to the Non-Exchangor necessary to effectuate the Exchange in accordance with the foregoing and the applicable rules governing such exchanges. The Non-Exchangor shall not by this Agreement or acquiescence to the Exchange have its rights under this Agreement modified or diminished in any material manner or be responsible for compliance with or be deemed to have warranted to the Exchangor that the Exchange in fact complies with Section 1031 of the Code. The Non-Exchangor shall have the right to review and approve any documents to be executed by the Non-Exchangor in connection with the Exchange; provided, such approval shall not be unreasonably withheld, conditioned or delayed. The Non-Exchangor shall have no obligation to execute any documents or to undertake any action by which the Non-Exchangor would or might incur any material liability or obligation not otherwise provided for in the other provisions of this Agreement. Neither the conveyance of title to the Property by the Exchangor’s designated intermediary or Qualified Exchange Accommodation Titleholder (if applicable) nor the Exchange shall amend or modify the representations, warranties and covenants of the Exchangor to the Non-Exchangor under this Agreement or the survival thereof pursuant to this Agreement in any material respect nor shall any such conveyance or Exchange result in a release of the Exchangor with respect to such representations, warranties and/or covenants. At the Exchangor’s election, the Deed and all closing documents with respect to the Property shall run directly between the Non-Exchangor and either the Exchangor or the Exchangor’s designated intermediary or Qualified Exchange Accommodation Titleholder. The Closing shall not be extended as a result of the Exchange. The Exchangor shall indemnify and hold the Non-Exchangor harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees but excluding costs incurred to review the exchange documents) arising from the Exchange (other than what would have been applicable under this Agreement without the Exchange) which indemnification agreement shall expressly survive the Closing. The Exchangor further acknowledges that the Exchange is at the request and initiation of the Exchangor, and the Non-Exchangor in no manner, expressly or implicitly, participated in or offered tax advice or planning to or for the benefit of the Exchangor. The Exchangor is relying solely upon the advice and counsel of professionals of the Exchangor’s choice in structuring, executing and consummating the Exchange.
19.14    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WITH RESPECT TO ANY INDIVIDUAL PROPERTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE WHERE SUCH INDIVIDUAL PROPERTY IS LOCATED WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WITHOUT RESPECT TO ANY INDIVIDUAL PROPERTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
19.15    Joint and Several Liability. The obligations and liabilities of the Persons comprising “Seller” hereunder shall be joint and several.
19.16    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto. Delivery of a signed counterpart by fax or email shall constitute good and sufficient delivery.
19.17    Publicity. Each of the parties hereto agrees that it shall not, and shall cause its affiliates, employees, agents and representatives not to, issue any press release describing the transactions contemplated by this Agreement without the prior consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, if a party is required to make a public announcement or disclosure under applicable law or industry regulations, no approval by the other party shall be required but each party shall use commercially reasonable efforts to provide such announcement or disclosure to the other party for review prior to making same. This subsection shall survive the Closing.
19.18    SEC Filings. Buyer shall have the right to file a Form 8-K upon the full-execution of this Agreement and at the Closing, provided, however, that prior to any such filing, Buyer shall provide Seller with a copy of the proposed Form 8-K for Seller’s review and comment.
19.19    Rule 3-14 Audit and SEC Filing Requirements. Prior to the Closing, Buyer’s auditor may conduct an audit, as may be required of Buyer pursuant to Rule 3-14 of Securities and Exchange Commission Regulation S-X (the “Audit”), of the income statements of the Property for the last complete fiscal year immediately preceding the Closing Date and the stub period through the Closing Date (the “Audit Period”). Seller shall reasonably cooperate with Buyer’s auditor in the conduct of the Audit. Without limiting the foregoing, (a) Buyer or its designated independent or other auditor may audit the operating statements of the Property, at Buyer’s expense and, upon Buyer’s prior written request, Seller shall allow Buyer’s auditors reasonable access to such books and records maintained by Seller in respect to the Property and pertaining to the Audit Period as necessary to conduct the Audit; and (b) Seller shall use reasonable efforts to provide to Buyer such existing financial information as may be reasonably required by Buyer and required for Buyer’s auditors to conduct the Audit; provided, however, that the ongoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession or control of Seller, the Seller’s accountants or the applicable property or asset manager, at no cost to any of such parties, and in the format that Seller has maintained such information.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the Execution Date.

SELLER:
WRLP:
WESTCOR REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership
By: Macerich WRLP Corp., a Delaware corporation, its general partner
By:     /s/ Thomas J. Leanse___________
            Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary

MPLP:
THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership
By: The Macerich Company,
   a Maryland corporation, its general partner

   By:          /s/Thomas J. Leanse
      Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary

SALISBURY GROUND SELLER:
MACERICH SCG LIMITED PARTNERSHIP,
a California limited partnership
By: Macerich SCG GP LLC,
   a Delaware limited liability company, its general partner

   By:       /s/Thomas J. Leanse
      Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page to Purchase and Sale Agreement and Joint Escrow Instructions
S-1

BUYER:	RPI ACQUISITION, LLC, a Delaware limited liability company By: /s/ Susan Elman Susan Elman Executive Vice President & General Counsel

Signature Page to Purchase and Sale Agreement and Joint Escrow Instructions
S-2
310739943.8

ESCROW HOLDER:

ESCROW HOLDER, by its execution below, hereby accepts (as of the date first above written) the foregoing Agreement and agrees to act as Escrow Company under this Agreement in strict accordance with its terms.

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By: /s/ Mai-Ly Marsh
Its: Mai-Ly Marsh
Sr. Commercial Escrow Officer

S-1

EXHIBIT A-1

LEGAL DESCRIPTION OF PROPERTY (CHESTERFIELD MALL)
Chesterfield Towne Center (Richmond, VA)

Exhibit A-1

EXHIBIT A-2

LEGAL DESCRIPTION OF PROPERTY (SALISBURY MALL)
The Centre at Salisbury (Salisbury, MD)

Exhibit A-2

EXHIBIT B-1

SCHEDULE OF LEASES (CHESTERFIELD MALL)

Tenant	Document	Date

Exhibit B-1

EXHIBIT B-2

SCHEDULE OF LEASES (SALISBURY MALL)

Tenant	Document	Date

Exhibit B-2

EXHIBIT B-3

SCHEDULE OF LICENSES (CHESTERFIELD MALL)

Exhibit B-3

EXHIBIT B-4

SCHEDULE OF LICENSES (SALISBURY MALL)

Exhibit B-4

EXHIBIT C

FORM OF BARGAIN AND SALE DEED

RECORDING REQUESTED BY
AND WHEN RECORDED, RETURN TO:

[_____________]
[_____________]
[_____________]
Attn: [_____________]

MAIL TAX STATEMENTS TO:

[_____________]
[_____________]
[_____________]
Attn: [_____________]

FOR RECORDER’S USE

BARGAIN AND SALE DEED

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MACERICH SCG LIMITED PARTNERSHIP, a California limited partnership (“Grantor”) does hereby grant and convey to [_____________], a [_____________] (“Grantee”), its successors and assigns, forever, the following real property situated in the City of Salisbury, County of Wicomico, State of Maryland:
See Exhibit A attached hereto and made a part hereof by this reference, together with the improvements thereon and the tenements, hereditaments and appurtenances thereto belonging, and the rents, issues and profits thereof.
Grantor hereby covenants that it has not done or suffered to be done any act, matter or thing whatsoever, to encumber the property hereby conveyed; that it will warrant specially the property hereby granted, and that it will execute such further assurances as may be requisite; provided, however, that this conveyance and such covenants are made subject to all current and future taxes and assessments not due and payable, and liens, encumbrances, reservations in patents, covenants, conditions, restrictions, rights of way, easements and other matters of record.
THIS IS TO CERTIFY THAT THE WITHIN INSTRUMENT HAS BEEN PREPARED BY, OR UNDER THE SUPERVISION, OF THE UNDERSIGNED MARYLAND ATTORNEY, OR BY A PARTY TO THIS INSTRUMENT .

Exhibit C-1

IN WITNESS WHEREOF, Grantor has hereunto set its hand on this ___ day of December, 2013.

MACERICH SCG LIMITED PARTNERSHIP, a California limited partnership
By: Macerich Salisbury GP LLC, a Delaware limited liability company, its general partner

          By: ___________________________
Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary

ACKNOWLEDGMENT
State of California        )
)
County of Los Angeles    )

On _______________, 2013, before me, ____________________________________, Notary Public, personally appeared _______________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

__________________________________
(Signature)

Exhibit C-2

EXHIBIT A

LEGAL DESCRIPTION

Exhibit C-3

EXHIBIT D

FORM OF ASSIGNMENT OF SALISBURY GROUND LEASE

RECORDING REQUESTED BY AND WHEN RECORDED, RETURN TO:
FOR RECORDER’S USE

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE (this “Assignment”) is made on ____________ ____, 2013 (the "Effective Date"), by MACERICH SCG LIMITED PARTNERSHIP, a California limited partnership (“Macerich Lessor”) and MACERICH SALISBURY GL LLC, a Delaware limited liability company (“Macerich Lessee”), in favor of ____________[[BUYER LESSOR]], a_____________________, (“__________”) and _____________ [[BUYER LESSEE]], a ______________________ (“__________”).
WHEREAS,    Macerich Lessor is the owner of a Shopping Center commonly known as The Centre at Salisbury Mall located in the City of Salisbury, County of Wicomico, State of Maryland and more particularly described on Exhibit A attached hereto (the “Property”).
WHEREAS, Macerich Lessor leases the Property to Macerich Lessee and Macerich Lessee leases the Property from Macerich Lessor pursuant to the terms of that certain Ground Lease and all amendments thereto as more particularly described on Exhibit B attached hereto (collectively, the “Ground Lease”).
FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, (i) Macerich Lessor hereby assigns to [[BUYER LESSOR]] all of Macerich Lessor’s right, title and interest in as lessor, to and under the Ground Lease, and (ii) Macerich Lessee hereby assigns to [[BUYER LESSEE]] all of Macerich Lessee’s right, title and interest as lessee in, to and under the Ground Lease.
[[BUYER LESSOR]] hereby accepts from Macerich Lessor all of Macerich Lessor’s right, title and interest in, to and under the Ground Lease and assumes and shall pay, perform and discharge, as and when due, all of the agreements and obligations of Macerich Lessor under the Ground Lease accruing from and after the Effective Date and agrees to be bound by all of the terms and conditions of the Ground Lease from and after such date.

Exhibit D-1

[[BUYER LESSEE]] hereby accepts from Macerich Lessor all of Macerich Lessor’s right, title and interest in, to and under the Ground Lease and assumes and shall pay, perform and discharge, as and when due, all of the agreements and obligations of Macerich Lessee under the Ground Lease accruing from and after the Effective Date and agrees to be bound by all of the terms and conditions of the Ground Lease from and after such date.
This Assignment is made without representation or warranty by, or recourse to, Macerich Lessor and/or Macerich Lessee.
The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature and acknowledgment pages of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) and acknowledgment(s) thereon, provided such signature and acknowledgment pages are attached to any other counterpart identical thereto except having additional signature and acknowledgment pages executed and acknowledged by other parties to this Assignment attached thereto.
[Signatures on following pages]

Exhibit D-2

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Assignment as of the date first above written.

MACERICH LESSOR:
MACERICH SCG LIMITED PARTNERSHIP,
a California limited partnership

By: Macerich SCG GP LLC,
   a Delaware limited liability company, its general partner

   By: ___________________________
      Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary

MACERICH LESSEE:	MACERICH SALISBURY GL LLC, a Delaware limited liability company By: ___________________________ Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary

[Signatures continue on following page]

Exhibit D-3

[[BUYER]]:	____________________________________, a Delaware limited liability company By: ___________________________ Name: ___________________________ Title: ___________________________
[[BUYER’S LESSEE]]:	____________________________________, a Delaware limited liability company By: ___________________________ Name: ___________________________ Title: ___________________________

Exhibit D-4

STATE OF CALIFORNIA        )
)
COUNTY OF LOS ANGELES     )

On _____________________, 2013, before me, ______________________________ a Notary Public in and for said state, personally appeared Thomas J. Leanse, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.
_____________________________________

STATE OF __________        )
)
COUNTY OF _____________     )

On _____________________, 2013, before me, ______________________________ a Notary Public in and for said state, personally appeared____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

_____________________________________

Exhibit D-5

EXHIBIT A
LEGAL DESCRIPTION

Exhibit D-6

EXHIBIT B
GROUND LEASE

1.
A Ground Lease dated as of April 19, 2006 by and between MACERICH SCG LIMITED PARTNERSHIP, a California limited partnership (“Lessor”) and MACERICH SALISBURY GL LLC, a Delaware limited liability company (“Lessee”).

2.
A Memorandum of Ground Lease dated as of April 19, 2006 by and between Lessor and Lessee, recorded on April 24, 2006, in the Land Records of Wicomico County, Maryland in Liber M.S.B. No. 2592 Folios 189-202.

3.	A Supplement to Ground Lease, between Lessor and Lessee, dated as of December 31, 2012, pursuant to which Lessor granted to Lessee an additional four-year extension option.

4.	Notice Letter from Lessee to Lessor dated April 1, 2012, extending the term of the lease to April 18, 2018.

Exhibit D-7

EXHIBIT E

FORM OF ASSIGNMENT OF MEMBERSHIP INTERESTS (CHESTERFIELD INTEREST)

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”) is made as of [[_______________]] ("Effective Date"), by and between WESTCOR REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), in favor of [[BUYER]], a [[BUYER ENTITY]] (“Assignee”).
RECITALS

A.    Assignor owns all of the membership interest in Macerich Chesterfield Holdings LLC, a Delaware limited liability company (the “LLC”).
B.    This Assignment is made and entered into in accordance with the provisions of that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of [[________________]] (the “Agreement”). Initially capitalized terms used in this Assignment without definition have the meaning given such terms in the Agreement.
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns unto Assignee all of Assignor’s right, title and interest in and to the LLC including all of Seller’s right, title and interest in and to the operating agreement of the LLC and all modifications, amendments and supplements thereto and all distributions and other benefits deriving therefrom from and after the Effective Date (collectively, the “Assigned Property”), and effective with such assignment of the Assigned Property, Assignor hereby withdraws as a member from the LLC.
Assignee accepts the foregoing assignment and assumes any obligations of Assignor in connection with the Assigned Property accruing from and after the Effective Date.
The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Assignment attached thereto.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit E-1

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:
WESTCOR REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership
By: Macerich WRLP Corp., a Delaware corporation, its general partner
By: ___________________________
            Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary

ASSIGNEE:	[[BUYER SIG BLOCK]]

Exhibit E-2

EXHIBIT F

FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST (SALISBURY INTEREST)

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”) is made as of [[_______________]] ("Effective Date"), by and between WESTCOR REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), in favor of [[BUYER]], a [[BUYER ENTITY]] (“Assignee”).
RECITALS

A.    Assignor owns all of the membership interest in Macerich Salisbury GL LLC, a Delaware limited liability company (the “LLC”).
B.    This Assignment is made and entered into in accordance with the provisions of that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of [[________________]] (the “Agreement”). Initially capitalized terms used in this Assignment without definition have the meaning given such terms in the Agreement.
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns unto Assignee all of Assignor’s right, title and interest in and to the LLC including all of Seller’s right, title and interest in and to the operating agreement of the LLC and all modifications, amendments and supplements thereto and all distributions and other benefits deriving therefrom from and after the Effective Date (collectively, the “Assigned Property”), and effective with such assignment of the Assigned Property, Assignor hereby withdraws as a member from the LLC.
Assignee accepts the foregoing assignment and assumes any obligations of Assignor in connection with the Assigned Property accruing from and after the Effective Date.
The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Assignment attached thereto.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit F-1

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:
WESTCOR REALTY LIMITED PARTNERSHIP,
a Delaware limited partnership
By: Macerich WRLP Corp., a Delaware corporation, its general partner
By: ___________________________
            Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary

ASSIGNEE:	[[BUYER SIG BLOCK]]

Exhibit F-2

EXHIBIT G

FORM OF ASSIGNMENT OF MEMBERSHIP INTEREST (SALISBURY B INTEREST)

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”) is made as of [[_______________]] ("Effective Date"), by and between THE MACERICH PARTNERSHIP, L.P., a Delaware limited partnership (“Assignor”), in favor of [[BUYER]], a [[BUYER ENTITY]] (“Assignee”).
RECITALS

A.    Assignor owns all of the membership interest in Macerich Salisbury B LLC, a Delaware limited liability company (the “LLC”).
B.    This Assignment is made and entered into in accordance with the provisions of that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of [[________________]] (the “Agreement”). Initially capitalized terms used in this Assignment without definition have the meaning given such terms in the Agreement.
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns unto Assignee all of Assignor’s right, title and interest in and to the LLC including all of Seller’s right, title and interest in and to the operating agreement of the LLC and all modifications, amendments and supplements thereto and all distributions and other benefits deriving therefrom from and after the Effective Date (collectively, the “Assigned Property”), and effective with such assignment of the Assigned Property, Assignor hereby withdraws as a member from the LLC.
Assignee accepts the foregoing assignment and assumes any obligations of Assignor in connection with the Assigned Property accruing from and after the Effective Date.
The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Assignment attached thereto.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit G-1

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:
THE MACERICH PARTNERSHIP, L.P.,
a Delaware limited partnership
By: The Macerich Company, a Maryland corporation, its general partner
By: ___________________________
            Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary

ASSIGNEE:	[[BUYER SIG BLOCK]]

Exhibit G-2

EXHIBIT H

CERTIFICATION OF NON-FOREIGN STATUS

[__________________], a [_____________] (“Seller”), is the transferor of that certain real property located in the City of [_____________], County of [_____________], State of [_____________] and more particularly described in Exhibit A attached hereto (the “Property”).
Section 1445 of the Internal Revenue Code of 1986 (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of _____ __, 201_, by and between Seller and [_____________], a [_____________], the undersigned hereby certifies the following on behalf of Seller:
1.    Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;
2.    Seller is not a disregarded entity as defined in 26 CFR §1.1445-2(b)(2)(iii);
3.    Seller’s U.S. employer identification number is [_____________]; and
4.    Seller’s address is c/o The Macerich Partnership, L.P., 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401.

It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury the undersigned declares that it has examined the foregoing certification and, to the best of its knowledge and belief, it is true, correct and complete, and the person(s) executing the foregoing on behalf of Seller have the authority to sign this document on behalf of Seller.
Date: December 10, 2013

SELLER:	[SELLER], a Delaware limited liability company By: ___________________________ Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary

Exhibit H-1

EXHIBIT I

SCHEDULE OF DISCLOSURES

Exhibit I-1

EXHIBIT J

FORM OF TENANT ESTOPPEL CERTIFICATE

TO:    [________________] (“Landlord”)
c/o The Macerich Company
401 Wilshire Boulevard, Suite 700
Santa Monica, California 90401

and
[_____________] (“Buyer”)
1114 Avenue of The Americas, Suite 2800
New York, New York 10036
Attn: Director of Legal Services

Re:    ____________________________________ (Tenant d/b/a)
[Parcel Name and Location]
Ladies and Gentlemen:
The undersigned (“Tenant”), being the tenant under the lease referred to in Paragraph 1 below, covering those certain premises demised therein (“Leased Premises”) [and __________, the guarantor under the Lease (“Guarantor”)] understand that Landlord, the existing owner of the property on which the Leased Premises are located (“Property”), is contemplating a sale of the Property to Buyer, and Buyer may now or hereafter be obtaining financing with respect to the Property. As a condition precedent to such acquisition and any present and/or future financing, Buyer and any such lenders are requiring and will be relying upon this Certificate. Accordingly, the undersigned Tenant hereby certifies to Buyer and any such lenders the following as of the date hereof:
1.    Tenant is the tenant under a lease with Landlord (or Landlord’s predecessor in interest), dated _______________, demising the Leased Premises, containing approximately ________ square feet, which has been amended, modified, supplemented or extended by the following (if none, write “None” or leave blank, in which case the response will be deemed to be “None”):                                                                (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A, and there are no other agreements which are binding upon the Landlord in connection with the Leased Premises.
2.    The Tenant has accepted and is presently occupying and in possession of the Leased Premises. The Tenant has not sublet the Leased Premises or assigned, transferred or encumbered any interest in the Lease except as follows (if none, write “None” or leave blank, in

Exhibit J-1

which case the response will be deemed to be “None”): ________________________________________.
3.    The Lease is in full force and effect and represents the entire agreement between Tenant and Landlord relating to the Property.
4.    Excluding unexercised renewal options contained in the Lease, the Lease expires on _______________. Tenant has ______ renewal options remaining.
5.    All rent concessions and abatements have expired and Tenant is not entitled to any rent credit, partial rent, rebates, rent abatements or rent concessions of any kind, except as follows (if none, write “None” or leave blank, in which case the response will be deemed to be “None”):                                                                                    .
6.    The fixed minimum monthly rent currently payable under the Lease is $__________________.
7.    The fixed minimum rent, real estate taxes, common area maintenance costs and all other charges due under the Lease have been paid up to and including the following date: _______________. Any percentage rental has been paid up to and including the following date: _______________, and is currently payable based upon _____% of Gross Sales (as defined in the Lease) in excess of $__________. Tenant is currently paying $_____ per month as its share of real estate taxes, common area maintenance charges and operating expenses. No rents have been prepaid.
8.    Tenant’s security deposit held by Landlord under the Lease is $____________ in cash.
9.    As of the date hereof, there are no offsets or credits against rentals due and payable under the Lease and there are no existing credits, defenses, offsets or counterclaims which the undersigned has against Landlord or the enforcement of the Lease by Landlord. Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, nor has Landlord provided financing for, made loans or advances to, or invested in Tenant’s business.
11.    All conditions of the Lease and all work required to be performed and all contributions or allowances to be paid by Landlord have been satisfied or completed.
12.    There are no defaults, claims thereof, or any condition which with the giving of notice and/or passage of time could become a default by either Landlord or Tenant with respect to their respective obligations under the Lease or in the performance of any term, covenant or condition contained in the Lease. Tenant has not received any notice of any present violations of any federal, state, county or municipal laws, regulations, ordinances, order or directives relating to use, operation or condition of the Leased Premises or the Property.
13.    Tenant has not been granted (a) any option to expand the Leased Premises or to lease additional space within the Property, (b) any right of first refusal on any space at the

Exhibit J-2

Property, or (c) any right of first refusal to buy the Leased Premises or any improvement or any part thereof. Tenant has no option to terminate the Lease as to the Leased Premises or any part or portion thereof prior to its stated expiration except as follows (if none, write “None” or leave blank, in which case the response will be deemed to be “None”): _________________________.
14.    Tenant or Guarantor, if any, has not (a) applied for the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself, (b) admitted in writing its inability to pay its debts as they become due, (c) made a general assignment for the benefit of its creditors, (d) filed a voluntary petition or commenced a voluntary case or proceeding under the Federal Bankruptcy Code, (e) been adjudicated a bankrupt or insolvent, (f) filed a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) received any notice of any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code, or (h) taken any corporate, partnership, limited liability company or other action for the purpose of effecting any of the foregoing.
15.    The address for notice to Tenant under the Lease is as set forth in the Lease attached hereto, or if it has been changed, it is as follows:
______________________________
______________________________
______________________________
Attn: _________________________

with a copy to:
______________________________
______________________________
______________________________
Attn: _________________________

16.    The operation and use of the Leased Premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conducts its ordinary course of business in the Leased Premises and in accordance with all applicable environmental laws.
17.    The undersigned and the person(s) executing this Certificate on behalf of the undersigned have the power and authority to render this Certificate.

[Remainder of page intentionally blank]

Exhibit J-3

This Certificate is for the benefit of and may be relied upon by (i)  Landlord and its successors and assigns, (ii) Buyer and its successors and assigns, and (iii) any lender(s) of Buyer (or Buyer’s successors and assigns) from time to time.
TENANT:     _______________________

By: __________________________
Its: _________________________
Dated: ________ ___, 2013.

The undersigned, being the guarantor or other surety of the obligation of Tenant under the Lease, does hereby ratify and affirm the obligations of the undersigned as such guarantor or other surety of such obligations and affirms that such obligations are binding and enforceable against the undersigned and that the guaranty set forth in or attached to the Lease is in full force and effect in accordance with its terms as of the date hereof.

Date:______________ ___, 2013	GUARANTOR: By: Its:

Exhibit J-4

EXHIBIT A

LEASE

Exhibit J-5

EXHIBIT K

FORM OF SELLER ESTOPPEL CERTIFICATE

TO:	[_____________] (“Buyer”)
1114 Avenue of The Americas, Suite 2800
New York, New York 10036
Attn: Director of Legal Services

Re:    ____________________________________ (Tenant d/b/a)
[Parcel Name and location]

Gentlemen:
This Seller Estoppel Certificate is delivered to Buyer pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions (“Purchase Agreement”), dated as of ____ ___, 201_, between the undersigned (“Seller” or “Landlord”) and Buyer. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement. Seller’s liability pursuant to this Seller’s Estoppel Certificate shall be subject to the limitations on such liability contained in the Purchase Agreement.
1.    __________ is the tenant (“Tenant”) under a lease with Landlord (or Landlord’s predecessor in interest), dated _______________, demising the Leased Premises, containing approximately _________ square feet, as amended, modified, supplemented or extended by the following (if none, write “None” or leave blank, in which case the response will be deemed to be “None”):                                   (collectively, “Lease”) and there are no other agreements with Tenant relating to the Property which are binding upon the Landlord in connection with the Leased Premises.
2.    Tenant has accepted and is presently occupying and in possession of the Leased Premises and to Seller’s Actual Knowledge Tenant has not sublet the Leased Premises or assigned, transferred or encumbered any interest in the Lease except as follows (if none, write “None” or leave blank, in which case the response will be deemed to be “None”):                                                                                    .
3.    Excluding unexercised renewal options contained in the Lease, the Lease expires on _______________. Tenant has ______ renewal options remaining.
4.    The Lease is in full force and effect and represents the entire agreement between Tenant and Landlord.

Exhibit K-1

5.    All rent concessions and abatements have expired, and Tenant has made no written claim for any rent credit, partial rent, rebates, rent abatements or rent concessions of any kind, except as follows (if none, write “None” or leave blank, in which case the response will be deemed to be “None”):
6.    The fixed minimum monthly rent currently payable under the Lease is $__________________.
7.    The fixed minimum rent, real estate taxes, common area maintenance costs and all other charges due under the Lease have been paid up to and including the following date: _______________. Any percentage rental has been paid up to and including the following date: _______________, and is currently payable based upon _____% of Gross Sales (as defined in the Lease) in excess of $__________. Tenant is currently paying $_____ per month as its share of real estate taxes, common area maintenance charges and operating expenses. No rents have been prepaid.
8.    The security deposit held by Landlord under the Lease is $____________.
9.    Tenant has made no unresolved claims for credits, defenses, offsets or counterclaims against Landlord or the enforcement of the Lease by Landlord. Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, nor has Landlord provided financing for, made loans or advances to, or invested in Tenant’s business.
10.    All work required to be performed by Landlord and all contributions or allowances to be paid by Landlord, in each case as of the date hereof, have been satisfied or completed.
11.    Tenant has made no unresolved allegations of defaults, claims thereof, or any condition which with the giving of notice and/or passage of time could become a default by Landlord with respect to its obligations under the Lease or in the performance of any term, covenant or condition contained in the Lease and to Seller’s Actual Knowledge, there are no defaults, claims thereof, or any condition which with the giving of notice and/or passage of time could become a default by Tenant with respect to its obligations under the Lease or in the performance of any term, covenant or condition contained in the Lease. To Seller’s Actual Knowledge, Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, order or directives relating to use, operation or condition of the Leased Premises or the Property.
12.    Tenant has not been granted (a) any option to expand the Leased Premises or to lease additional space within the Property, (b) any right of first refusal on any space at the Property, or (c) any right of first refusal to buy the Leased Premises or any Improvement or any part thereof. Tenant has no option to terminate the Lease as to the Leased Premises or any part or portion thereof prior to its stated expiration except as follows: _________________________.
14.    To Seller’s Actual Knowledge, Tenant or Guarantor, if any, has not (a) applied for the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself, (b) admitted in writing its inability to pay its debts as they become due, (c) made a general

Exhibit K-2

assignment for the benefit of its creditors, (d) filed a voluntary petition or commenced a voluntary case or proceeding under the Federal Bankruptcy Code, (e) been adjudicated a bankrupt or insolvent, (f) filed a petition seeking to take advantage or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) received any notice of any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code, or (h) taken any corporate, partnership, limited liability company or other action for the purpose of effecting any of the foregoing.
15.    The address for notice to Tenant under the Lease is as set forth in the Lease attached hereto, or if it has been changed, it is as follows:
______________________________
______________________________
______________________________
Attn: _________________________

with a copy to:
______________________________
______________________________
______________________________
Attn: _________________________

16.    To Seller’s Actual Knowledge, the operation and use of the Leased Premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conducts its ordinary course of business in the Leased Premises and in accordance with all applicable environmental laws.
17.    The undersigned and the person(s) executing this Certificate on behalf of the undersigned have the power and authority to render this Certificate.

[Remainder of page intentionally blank]

Exhibit K-3

This Certificate is for the benefit of and may be relied upon by (i) Buyer and its successors and assigns, and (ii) any lender(s) of Buyer (or Buyer’s successors and assigns) from time to time.
Date: _____  ___, 2013

[___________________________],
a [________________]

By:    __________________________
Name: _________________________
Its: ____________________________

Exhibit K-4

EXHIBIT L

PRORATION METHOD
1.Items to be Prorated. The following shall be prorated and adjusted between Seller and Buyer as of the day of the Closing, except as otherwise specified in this Agreement:
1.1    All rents and other occupancy charges (including Recoveries) paid under the Leases shall be prorated on an as collected basis as of close of business on the day before the Closing Date, except as set forth below. Buyer shall receive a credit against the Purchase Price for (x) any prepaid rent or other charges, (y) unpaid tenant improvement costs and allowances with respect to Leases that have been executed prior to the Execution Date, and (y) all current and future "free rent" and abatement of other charges under Leases, other than Leases with Temporary Tenants, Leases under which the tenants pay percentage rent, and Leases entered into after the Execution Date in accordance with the terms of this Agreement.
1.2    Except with respect to Leases under which the tenants pay solely percentage rent, percentage rent as collected shall be prorated at Closing based upon an estimate of the percentage rent payable for the applicable year under each Lease, and after the Closing, Buyer and Seller shall prorate all such percentage rent as and when complete and accurate information becomes available with respect to actual percentage rent payable for the applicable year, in accordance with Section 6 below. Except with respect to Leases under which the tenants pay solely percentage rent, no proration of percentage rent shall occur at Closing; rather, Buyer and Seller shall prorate all such percentage rent as and when complete and accurate information becomes available with respect to actual percentage rent payable for the applicable year, in accordance with Section 6 below.
1.3    Buyer shall receive a credit against the Purchase Price for all security deposits and construction deposits (and interest accrued thereon, if any) under the Leases to the extent returnable to tenants under Leases. Buyer shall also receive a credit for (i) current and future “free rent” and abatements of other charges under Leases with Temporary Tenants, and (ii) leasing commissions with respect to Leases entered into by Seller in breach of Section 10.2.1 of this Agreement, if any.
1.4    All expenses and liabilities of the Property incurred (on an accrual basis) (i) prior to the Closing shall be the obligation of Seller, and (ii) on and after the Closing shall be the obligation of Buyer. Real estate taxes and assessments and personal property taxes assessed against the Property shall be prorated on an accrual basis for the relevant tax year (i.e., Seller and Buyer are responsible for taxes and assessments to the extent accrued during their respective periods of ownership of the Property, regardless of when such taxes and assessments become due and payable), based upon the most recent ascertainable tax bills, and adjusted upon receipt of the actual tax bills. To the extent any such expenses and liabilities are incurred with respect to the period prior to the Closing but are not billed or otherwise due and payable until after the Closing, Buyer shall use commercially reasonable efforts to collect from tenants any such amounts payable by tenants for periods prior to the Closing for Seller’s account, including sending written

Exhibit L-1

demands to tenants, and remit to Seller any amounts collected from tenants. If, as a result of any tax protest or otherwise, any refund of any taxes relating to the Property is obtained, whether obtained prior to or after the Closing, then, subject to the rights of tenants under the Leases, such refund shall be prorated between Seller and Buyer in a manner consistent with the proration of amounts payable for taxes as set forth above. To the extent any such refunds are paid to Seller, Seller shall promptly turn over to the tenants under Leases any amounts due such tenants and Seller shall indemnify, defend and hold Buyer harmless from any claims by tenants with respect thereto. To the extent any such refunds are paid to Buyer, Buyer shall promptly turn over to the tenants under Leases any amounts due such tenants and Buyer shall indemnify, defend and hold Seller harmless from any claims by tenants with respect thereto.
1.5    Utility expenses shall be prorated based on a reading of utility meters for the Property, to the extent feasible, on or as close as possible to the Closing Date.
2.    Post-Closing Receipts. Except as set forth in Sections 1.2 and 4 hereof, rents and other remittances collected from a tenant after the Closing (including judgments on past-due amounts) shall be applied or distributed:
2.1    First, to Buyer and Seller in their respective prorated amounts for amounts due from such tenant in the month in which the Closing occurs; then
2.2    Second, to Buyer for all amounts then currently due and payable by such tenant with respect to any period after the month in which the Closing occurs; then
2.3    Third, to Seller to the extent of amounts due and payable by such tenant prior to the Closing; then
2.4    Fourth, to Buyer for application to future rents payable by such tenant.
3.    Pursuit of Delinquent Rents. For a period of at least six months following the Closing Date, Buyer shall use commercially reasonable efforts, including, without limitation, sending written demands to tenants, to collect such amounts from tenants who owe amounts for periods prior to the Closing. In no event shall Seller have the right to evict tenants or seek lease terminations to collect such delinquencies.
4.    Recoveries of Tenant-Reimbursable Expenses. All Recoveries with respect to the Property shall be prorated on the following basis:
4.1    As used herein, "Recoveries" means all common area maintenance charges, enclosed mall maintenance charges, real estate tax reimbursements, expenses and charges payable by or to Seller under or in connection with any Operating Agreement binding on the Property, and other reimbursed charges for the current fiscal period for each such item, to the extent denominated as such charges in Leases.

Exhibit L-2

4.2    As used herein, "Recoverable Expenses" means any operating expenses of the Property for which funds are collected as Recoveries under the Leases for the current fiscal period for each such item.
4.3    Following the Closing, Seller shall remain liable for any refunds or credits which may be due to tenants with respect to overpayments of Recoveries made by such tenants relating to any period prior to the Closing.
4.4    Following the Closing, Buyer shall be responsible for calculating, adjusting, reconciling, billing and paying amounts collectible or payable for all dates prior to Closing, and Seller shall provide Buyer with any information reasonably requested by Buyer or as may be required under the Leases to perform such calculations, adjustments and reconciliations. Seller shall reimburse Buyer for its share of any refunds or credits paid to tenants with respect to overpayments of Recoveries made by such tenants relating to any period prior to the Closing.
5.    Basis for Calculation. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the year which shall have elapsed as of the day of the Closing and based upon a three hundred sixty-five day year. The recoveries calculation for 2013 shall include all Recoverable Expenses for 2013.
6.    Post-Closing Reconciliation. All prorations shall be subject to adjustment in cash after the Closing outside of Escrow, as and when complete and accurate information becomes available. Seller and Buyer agree to cooperate and use their best efforts to make all of such adjustments no later than March 31, 2014. Seller and Buyer each shall reasonably cooperate with the other to provide such information as may be reasonably requested by each such party or as may be required under the Leases to complete such reconciliation. Except as set forth in this Exhibit L, all items of income and expense for the period prior to the Closing will be for the account of Seller and all items of income and expense for the period on and after the Closing will be for the account of Buyer, all as determined by the accrual method of accounting. The terms and provisions of this Exhibit L shall survive the Closing.
7.    Rent Abatement Resulting from Casualty or Condemnation. The provisions of this Exhibit L do not apply to abatements of rent or other charges under the Leases resulting from any casualty or condemnation event, which events, and any credits which may result therefrom, shall be governed by Section 17 of this Agreement.

Exhibit L-3

EXHIBIT M

SELLER OWNERSHIP STRUCTURE

Exhibit M-1

EXHIBIT N

FORM OF SELLER’S CERTIFICATE
This certificate (“Certificate”) is executed as of the 10th day of December 2013, by _________________________________________________, a _______________ (“Seller”), in favor of ______________________________________________________, a ____________ (“Buyer”), pursuant to Section 11.1.14 of the Purchase and Sale Agreement and Joint Escrow Instructions dated as of October 18, 2013 (“Purchase Agreement”) by and between Seller and Buyer. Terms used in this Certificate with their initial letter capitalized and not defined shall have the same meaning ascribed to such terms in the Purchase Agreement.
Seller hereby certifies to Buyer that each of the representations and warranties contained in Section 7.1 of the Purchase Agreement are true and correct in all material respects as of the Closing Date, except as to matters disclosed by Seller in writing or discovered by Buyer in the interim between the date of the Purchase Agreement and the Closing Date.
[SELLER],
a Delaware limited liability company

By: ___________________________
Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary

Exhibit N-1

EXHIBIT O

RENT ROLL

Exhibit O-1

EXHIBIT P

SCHEDULE OF MATERIAL AGREEMENTS

COMPANY/VENDOR	AGREEMENT	DATE

Exhibit P-1

EXHIBIT Q

PURCHASE PRICE ALLOCATION

Property	Purchase Price Allocation
Chesterfield	$165,500,000
Salisbury (including the Salisbury Interest, Salisbury Land and Salisbury B Interest)	$127,000,000

Exhibit Q-1

EXHIBIT R

SCHEDULE OF LOAN DOCUMENTS

SALISBURY LOAN DOCUMENTS

1.	LOAN AGREEMENT dated as of April 19, 2006, executed by Salisbury Borrower, Salisbury Ground Lessee and Salisbury Lender.

2.	PROMISSORY NOTE dated as of April 19, 2006, executed by Salisbury Borrower, to the order of Salisbury Lender.

3.	PROMISSORY NOTE dated as of April 19, 2006, executed by Macerich Salisbury GL LLC to the order of Salisbury Borrower.

4.
INDEMNITY DEED OF TRUST ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT dated as of April 19, 2006, executed by Salisbury Ground Seller and Salisbury Ground Lessee, in favor of Salisbury Lender, as beneficiary, and David S. Hall, as trustee, recorded April 24, 2006 in the Land Records of Wicomico County, Maryland as Number 2592, Folios 203-238.

5.	GUARANTY dated as of April 19, 2006, executed by Salisbury Ground Lessee and Salisbury Ground Seller, in favor of Salisbury Lender.

6.	GUARANTY dated as of April 19, 2006, executed by MPLP, in favor of Salisbury Lender.

7.	GUARANTY OF RECOURSE OBLIGATIONS OF SALISBURY BORROWER dated as of April 19, 2006, executed by MPLP, in favor of Salisbury Lender.

8.	ENVIRONMENTAL INDEMNITY GUARANTY dated as of April 19, 2006, executed by Salisbury Ground Lessee and Salisbury Ground Seller and MPLP, in favor of Salisbury Lender.

9.
CASH MANAGEMENT AGREEMENT dated as of April 19, 2006, executed by Salisbury Borrower, Salisbury Ground Lessee, Salisbury Lender, PNC Bank, National Association, as agent, and Macerich Property Management Company, LLC.

10.	FOUR PARTY WHOLESALE LOCKBOX AGREEMENT FOR CLEARING ACCOUNT dated April 19, 2006, executed by Salisbury Borrower,

Exhibit R-1

Salisbury Lender, Salisbury Ground Lessee, Wells Fargo Bank, N.A., as lock box processor and Wells Fargo Bank, N.A., as depository bank.

11.	ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT dated as of April 19, 2006, executed by Salisbury Ground Lessee, Salisbury Lender and Macerich Property Management Company, LLC.

12.	UCC FINANCING STATEMENT of Salisbury Ground Lessee, filed April 24, 2006 in the Land Records of Wicomico County, Maryland as Number 2592, Folios 239-251.

13.	UCC FINANCING STATEMENT AMENDMENT of Salisbury Ground Lessee, filed with Delaware Department of State as Initial Filing Num. 6151454 6, Amendment Number 0000000.

14.	SALISBURY BORROWER’S CERTIFICATION dated as of April 19, 2006, executed by Salisbury Borrower and Salisbury Ground Lessee, in favor of Salisbury Lender.

15.	POST-CLOSING AGREEMENT dated as of April 19, 2006, executed by Salisbury Borrower and Salisbury Ground Lessee.

CHESTERFIELD
LOAN DOCUMENTS

All documents dated September 17, 2012 unless otherwise specified below.

16.	Term Sheet, dated as of August 16, 2012, executed by Chesterfield Lender, and accepted and agreed to by MPLP.

17.	Interest Rate Lock Agreement, dated as of August 16, 2012, and executed by Chesterfield Lender and MPLP.

18.	Loan Agreement, executed by Chesterfield Owner and Chesterfield Lender.

19.	Promissory Note, executed by Chesterfield Owner.

20.	Credit Line Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Chesterfield Owner, and recorded in the Official Records as Instrument No. 39221.

21.	Absolute Assignment of Leases and Rents, executed by Chesterfield Owner, and recorded in the Official Records as Instrument No. 39222.

22.	Environmental Indemnity Agreement, executed by Chesterfield Owner and MPLP.

Exhibit R-2

23.	Guaranty of Recourse Obligations, executed by MPLP.

24.	UCC-l Financing Statement, filed on September 17, 2012, with the Secretary of State of the State of Delaware (the "DE SOS") as Instrument No. 20123581198.

25.	UCC-l Financing Statement of Chesterfield Owner, recorded in the Official Records as Instrument No. 1200336.

26.	Assignment of Agreements, Licenses, Permits and Contracts, executed by Chesterfield Owner.

27.	Conditional Assignment of Management Agreement, executed by Chesterfield Owner, Chesterfield Lender and Macerich Property Management Company, LLC, as manager.

28.
Cash Management Agreement, executed by Chesterfield Owner, Macerich Property Management Company, LLC and Chesterfield Lender, and acknowledged and agreed to by Wells Fargo Bank, National Association, as cash management bank.

29.
Four Party Wholesale Lockbox Agreement, executed by Chesterfield Owner, Chesterfield Lender, Wells Fargo Bank, National Association, as Lockbox Processor and Wells Fargo Bank, National Association, as depository bank.

30.	Side Letter, executed by Chesterfield Owner, MPLP and Chesterfield Lender.

Exhibit R-3

EXHIBIT S

SCHEDULE OF OPERATING AGREEMENTS

Exhibit S-1

EXHIBIT T

FUNDS HELD BY LENDERS